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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY




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                            NEXTLINK COMMUNICATIONS, INC.

                              WNP COMMUNICATIONS, INC.

                                        and

                               PCO ACQUISITION CORP.

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                             AGREEMENT AND PLAN OF MERGER

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                          =================================

                             Dated as of January 14, 1999

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                                  TABLE OF CONTENTS

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                                                                            ----
                                     ARTICLE I.

                                     THE MERGER

1.1.   The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.2.   Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.3.   Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . 3
1.4.   Certificate of Incorporation; By-Laws; Directors and Officers.. . . . 4
1.5.   Merger Consideration; Conversion of Securities; Purchaser's
          Election; Purchase Price Adjustment. . . . . . . . . . . . . . . . 5
1.6.   Stockholders' Election. . . . . . . . . . . . . . . . . . . . . . . . 7
1.7.   Additional Actions. . . . . . . . . . . . . . . . . . . . . . . . . . 7
1.8.   Options; Stock Plans. . . . . . . . . . . . . . . . . . . . . . . . . 7

                                    ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1.   Organization and Good Standing. . . . . . . . . . . . . . . . . . . . 8
2.2.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.3.   Ownership; Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . 9
2.4.   Authorization; Binding Agreement. . . . . . . . . . . . . . . . . . . 9
2.5.   Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . . 9
2.6.   No Violations; Consents.. . . . . . . . . . . . . . . . . . . . . . .10
2.7.   Company Financial Statements. . . . . . . . . . . . . . . . . . . . .10
2.8.   Absence of Certain Changes or Events. . . . . . . . . . . . . . . . .10
2.9.   Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . .11
2.10.  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
2.12.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
2.12.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
2.13.  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . .12
2.14.  Taxes and Returns . . . . . . . . . . . . . . . . . . . . . . . . . .12
2.16.  Intellectual Property.. . . . . . . . . . . . . . . . . . . . . . . .12
2.16.  Finders and Investment Bankers. . . . . . . . . . . . . . . . . . . .13

                                    ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1.   Organization and Good Standing. . . . . . . . . . . . . . . . . . . .13
3.2.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
3.3.   Authorization; Binding Agreement. . . . . . . . . . . . . . . . . . .14
3.4.   Governmental Approvals. . . . . . . . . . . . . . . . . . . . . . . .14
3.5.   No Violations . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
3.6.   Securities Filings. . . . . . . . . . . . . . . . . . . . . . . . . .15
3.7.   Purchaser Financial Statements. . . . . . . . . . . . . . . . . . . .15
3.8.   Registration Statement. . . . . . . . . . . . . . . . . . . . . . . .16
3.9.   Valid Issuance. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
3.10.  Finders and Investment Bankers. . . . . . . . . . . . . . . . . . . .16
3.11.  Existing Registration Rights. . . . . . . . . . . . . . . . . . . . .16


                                          i
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                                    ARTICLE IV.

                       CONDUCT OF BUSINESS PENDING THE MERGER

4.1.  Conduct of Business of the Company . . . . . . . . . . . . . . . . . .17
4.2.  No Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . .18

                                     ARTICLE V.

                                ADDITIONAL COVENANTS

5.1.  Notification of Certain Matters. . . . . . . . . . . . . . . . . . . .19
5.2.  Reasonable Business Efforts; Intended Tax Treatment. . . . . . . . . .19
5.3.  Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . .21
5.4.  Affiliate Letters. . . . . . . . . . . . . . . . . . . . . . . . . . .21
5.5.  Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .21

                                    ARTICLE VI.

                                 MERGER CONDITIONS

6.1.  Conditions to Each Party's Obligations . . . . . . . . . . . . . . . .21
     (a)  No Injunction or Action. . . . . . . . . . . . . . . . . . . . . .22
     (b)  Registration Rights Agreement. . . . . . . . . . . . . . . . . . .22
     (c)  H-S-R Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     (d)  FCC Approval . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     (e)  Registration Statement Effective . . . . . . . . . . . . . . . . .22
6.2.  Conditions to Obligations of the Company . . . . . . . . . . . . . . .22
     (a)  No Material Adverse Change . . . . . . . . . . . . . . . . . . . .23
     (b)  Performance by Purchaser . . . . . . . . . . . . . . . . . . . . .23
     (c)  Certificates, Legal Opinions and Other Deliveries. . . . . . . . .23
     (d)  Accuracy of Representations and Warranties . . . . . . . . . . . .23
     (e) Eagle River Waiver of Piggyback Rights. . . . . . . . . . . . . . .24
6.3.  Conditions to Obligations of Parent and the Merger Sub . . . . . . . .24
     (a)  No Material Adverse Change . . . . . . . . . . . . . . . . . . . .24
     (b)  Performance by s and the Company . . . . . . . . . . . . . . . . .24
     (c)  Certificates and Other Deliveries. . . . . . . . . . . . . . . . .24
     (d)  Accuracy of Representations and Warranties . . . . . . . . . . . .25

                                     ARTICLE VII.

7.1.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
7.2.  Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . .26
7.3.  Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .26

                                   ARTICLE VIII.

                         INDEMNIFICATION AND REIMBURSEMENT

8.1.  Indemnification by the Stockholders. . . . . . . . . . . . . . . . . .27
8.2.  Claims for Reimbursement . . . . . . . . . . . . . . . . . . . . . . .28
8.3.  Reimbursement from Escrowed Merger Consideration . . . . . . . . . . .29
8.4.  Defense of Third-Party Claims. . . . . . . . . . . . . . . . . . . . .30
8.5.  Resolution of Disputes . . . . . . . . . . . . . . . . . . . . . . . .30
8.6.  Indemnifying Parties' Decisions. . . . . . . . . . . . . . . . . . . .31


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                                    ARTICLE IX.

                                   MISCELLANEOUS

9.1.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . .31
9.2.   Amendment and Modification. . . . . . . . . . . . . . . . . . . . . .31
9.3.   Waiver of Compliance; Consents. . . . . . . . . . . . . . . . . . . .31
9.4.   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
9.5.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
9.6.   Binding Effect; Assignment. . . . . . . . . . . . . . . . . . . . . .33
9.7.   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
9.8.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
9.9.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
9.10.  Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
9.11.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . .34
9.12.  Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . .34
9.13.  Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
9.14.  Access to Books and Records.. . . . . . . . . . . . . . . . . . . . .34


ANNEXES:

Annex A - Capital Expenditure Budget

Annex B - Company Financial Statements

EXHIBITS:

Exhibit A - Form of Consent and Indemnity Agreement of Stockholders

Exhibit B - Form of Consent and Indemnity Agreement of Preferred Stockholders

Exhibit C - Form of Certificate of Merger

Exhibit D - Form of Escrow Agreement

Exhibit E - Form of Registration Rights Agreement

Exhibit F - Form of Opinion of Purchaser's counsel

Exhibit G - Form of Opinion of Company's counsel


SCHEDULES

Company Disclosure Schedule

Schedule 3.9 - Existing Registration Rights

                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "AGREEMENT") is made and entered into as of January 14, 1999 by and among WNP Communications, Inc., a Delaware corporation (the "COMPANY"), NEXTLINK Communications, Inc., a Delaware corporation ("PURCHASER") and PCO Acquisition Corp., a Delaware corporation and wholly-owned direct subsidiary of Purchaser ("MERGER SUB").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of the Company, Purchaser and Merger Sub have approved the merger (the "MERGER") of the Company with and into Merger Sub in accordance with the laws of the State of Delaware and the provisions of this Agreement;

                  WHEREAS, Purchaser, as the holder of all of the issued and outstanding shares of Merger Sub's Common Stock, $.01 per share par value ("MERGER SUB COMMON STOCK") has approved the Merger; and

                  WHEREAS, the holders of a majority of the issued and outstanding shares of the Company's Voting Common Stock, $.01 per share par value ("COMPANY VOTING STOCK") and the holders of a majority of its Nonvoting Common Stock, $.01 par value per share ("COMPANY NONVOTING STOCK" and, together with the Company Voting Stock, "COMPANY COMMON STOCK") have each consented in writing to the Merger pursuant to Section 228 of the Delaware General Corporation Law (the "DGCL") through their respective execution and delivery of a Consent and Indemnity Agreement of Stockholders in the form attached hereto as EXHIBIT A; and

                  WHEREAS, the holders of 66-2/3% of the outstanding shares of the Company's Series A Preferred Stock ("COMPANY PREFERRED STOCK"), have each consented in writing to the Merger through their respective execution and delivery of a Consent and Indemnity Agreement of Preferred Stockholders in the form attached hereto as EXHIBIT B; and

                  WHEREAS, the Consent and Indemnity Agreement of Stockholders and the Consent and Indemnity Agreement of Preferred Stockholders each constitute (i) an agreement to indemnify the Indemnified Parties pursuant to
Article VIII of this Agreement and (ii) an irrevocable power of attorney designating Thomas H. Jones as the Stockholders' Representative hereunder, with full power and authority (and exculpated from personal liability for all actions taken in good faith) to take certain actions hereunder from and after the Closing on behalf of such stockholders, including, without limitation, the authority to execute the Registration Rights Agreement in the name and on behalf of such stockholders and take other ministerial actions contemplated by this Agreement and the Registration Rights Agreement on their behalf; and

                  WHEREAS, the Merger Consideration will consist of cash, and, as Purchaser shall determine (the "PURCHASER SHARE ELECTION"), as provided below, of shares of Purchaser's Class A Common Stock, $.02 par value ("PURCHASER COMMON STOCK"), it being the intention of the parties, in the event that Purchaser Common Stock forms part of the Merger Consideration, that the Merger qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a)(2)(D) of the United States Internal Revenue Code of 1986 (the "CODE"); and

                  WHEREAS, substantially all of the Company's assets consist of cash and licenses granted by the United States Federal Communications Commission (the "FCC") to use electromagnetic spectrum in the 28-31 GHz range ("LOCAL MULTIPOINT DISTRIBUTION SERVICE" or "LMDS") purchased at a spectrum auction (the "LMDS AUCTION") conducted by the FCC pursuant to its Second Report and Order dated March 13, 1997 and its Orders on Reconsideration released on May 6, 1997, September 12, 1997 and February 11, 1998 (such orders, together with other applicable FCC rules, orders and policies, the "LMDS RULES"); and

                  WHEREAS, the Company, Purchaser and Merger Sub desire to make certain agreements in connection with the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

                  1.1. THE MERGER. (a) At the Effective Time (as defined in
SECTION 1.2) and subject to and upon the terms and conditions of this Agreement and the DGCL, the Company shall be merged with and into Merger Sub (the "MERGER"), the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION").

                  (a)(b) The parties to the Merger shall file with the Secretary of State of Delaware a certificate of merger substantially in the form attached hereto as EXHIBIT C (the "CERTIFICATE OF MERGER") in order to comply in all respects with the requirements of the DGCL and with the provisions of this Agreement.

                  1.2. EFFECTIVE TIME. The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the applicable provisions of the DGCL. As soon as practicable after all of the conditions set forth in ARTICLE VI of this Agreement have been satisfied or waived by the party or parties entitled to the benefit of the same, the parties hereto shall cause the Merger to simultaneously become effective by making such filings at the closing of the Merger to be held at the offices of Purchaser's counsel in New York, New York (the "CLOSING"). Unless delayed by a Purchaser Blackout pursuant to Section 5.2(c), the Closing will occur on a date no later than the fifth Business Day following the date on which all the conditions contained in Sections 6.1 (a), (c) and (d) shall have been satisfied and Purchaser shall have been notified that the condition contained in Section 6.1(e) will be satisfied upon its written acceleration request
(the "SCHEDULED CLOSING DATE"). The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME", and the date on which the Effective Time occurs is herein referred to as the "CLOSING DATE."

                  1.3. EFFECT OF THE MERGER; CONVERSION OF SECURITIES. (a) At the Effective Time, the effect of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the property, tangible and intangible, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and (ii) all debts, liabilities and duties of the Company and Merger Sub (including, without limitation, the FCC Liability, as hereinafter defined) shall become the debts, liabilities and duties of the Surviving Corporation.

                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of securities:

                           (i) each share of Company Preferred Stock shall be
                  converted in accordance with its terms into the right to receive a portion of the Merger Consideration (defined below) equal to its Preferred Liquidation Preference, PROVIDED that, in the event of a Purchaser Share Election, subject to the Stockholders' Election contemplated by Section 1.6, if the amount of the aggregate Liquidation Preference exceeds the aggregate cash portion of the Merger Consideration, such excess shall be payable in shares of Purchaser Common Stock, valued as provided below;

                           (ii) each share of Company Common Stock (other than
                  shares as to which appraisal rights shall have been perfected under Section 262 of the DGCL ("Dissenting Shares")) shall be converted into the right to receive (subject, in the event of a Purchaser Share Election, to the Stockholders' Election contemplated by Section 1.6) a pro rata portion of the

                  Merger Consideration (other than the portion thereof attributed to the Preferred Stock, as provided in clause
                  (i) above and other than the Escrowed Merger Consideration defined below), share for share, without any distinction between the two classes thereof; PROVIDED, HOWEVER, that
                  (A) the Merger Consideration attributable to the Company Common Stock or Company Preferred Stock of any stockholder of the Company who does not execute and deliver the Consent and Indemnity Agreement of Stockholders and/or the Consent and Indemnity Agreement of Preferred Stockholders shall be placed into escrow (the "ESCROWED MERGER CONSIDERATION") pursuant to an Escrow Agreement in the form attached hereto as EXHIBIT D and (B) an amount in cash representing the amount of Merger Consideration into which the Dissenting Shares would have been converted had they not been Dissenting Shares shall be placed into the Dissenting Stockholder Escrow Account.

                           (iii) each share of Merger Sub Common Stock shall
                  thereafter remain outstanding as one validly issued, fully paid and nonassessable share of common stock, $.0l par value, of the Surviving Corporation;

                           (iv) each holder of a certificate representing any
                  shares of Company Common Stock or Company Preferred Stock shall thereupon cease to have any rights with respect thereto, except the right to receive Merger Consideration (whether upon consummation of the Merger or upon release of the Escrowed Merger Consideration); and

                           (v) the stock transfer books of the Company shall be
                  closed and there shall not be any further registration of transfers of shares of any shares of capital stock thereafter on the records of the Company.

                  1.4. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. (a) Unless otherwise determined by Purchaser before the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                  (a)(b) The By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                  (c) The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving

Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in any manner provided by law.

                  1.5. MERGER CONSIDERATION. (a) The merger consideration (the "MERGER CONSIDERATION") will be equal to the excess of the sum of (w) $695,000,000 and (x) any Positive Adjustments (as defined below) over the sum of
(y) the FCC Liability and (z) any Negative Adjustments (as defined below). The cash portion of the Merger Consideration will be no less than $186,868,132 (inclusive of the amount of cash placed in the Dissenting Stockholders Escrow Account pursuant to Section 5.5(b)), as adjusted by the net amount of the Positive Adjustments and Negative Adjustments hereinafter defined. The Purchaser may elect in its sole discretion, to pay all or any part of the remainder of the Merger Consideration in shares of Purchaser Common Stock(a "PURCHASER SHARE ELECTION") or in cash or, PROVIDED that Purchaser shall not make a Purchaser Share Election unless (i) the value of shares of Purchaser Common Stock received as Merger Consideration will constitute no less than 50% of the total value of the Merger Consideration at the Effective Time and (ii) the Merger will thereafter qualify for federal income tax purposes as a reorganization under the provisions of Section 368(a)(2)(D) of the Code. For purposes of determining the number of shares of Purchaser Common Stock to be issued in the Merger, each share of Purchaser Common Stock will be deemed to have a value equal to its Volume-Weighted Average Trading Price (as defined below) for the twenty trading days preceding (but not including) (i) the Closing Date (the "CLOSING DATE AVERAGE PRICE") or (ii) in the event of a Purchaser Blackout (as defined in
Section 5.2(c)), the Scheduled Closing Date (with appropriate adjustments for any stock splits, stock dividends or the like that may occur during such period). "Volume-Weighted Average Trading Price" means, for any period, (i) the average of the daily prices for each trading day during such period, with each daily price computed as the product of (x) the sale price times (y) the number of Purchaser Shares sold at such price, divided by (ii) the total number of Purchaser shares so traded during such trading day, all as reported by Bloomberg, L.P.

                  (b) The "FCC LIABILITY" will be equal to the sum of (x) $152,892,129 (representing the amount of the bidding credits claimed and utilized by the Company in the LMDS Auction) plus (y) interest thereon owed to the U.S. Government through and including the Closing Date or the date on which the FCC Liability is paid, whichever is earlier, at the rate of interest specified in the LMDS Rules.

                  (c)(i) The "POSITIVE ADJUSTMENTS" shall be the amount of cash, accounts receivable and current assets shown on the

Final Closing Balance Sheet (as defined below) plus the amount of the Company's capital expenditures made through (but not including) the Closing Date to the extent contemplated by the Capital Expenditure Budget attached hereto as ANNEX A or otherwise approved in writing by Purchaser.

                  (ii) The "NEGATIVE ADJUSTMENTS" shall be the sum, without duplication, of (w) the amount of total liabilities (other than the FCC Liability) of the Company as of the Closing Date, whether matured, unmatured, contingent or otherwise, with all contractual liabilities of the Company determined as though all such contracts were terminated immediately prior to the Closing, with all costs or expenses that would be incurred in connection with any such termination were treated as liabilities of the Company as of the Closing Date, PROVIDED that any unmatured or contingent liability shall be valued net of the value of any current asset, not otherwise accounted for as a Positive Adjustment, that would become an asset of the Company upon the maturation of such liability or the occurrence of such contingency, as the case may be, (x) the amount required to retire all of the Company's outstanding stock options pursuant to Section 1.8, and (y) any Loss occurring prior to the Closing to the extent indemnified pursuant to Article VIII.

                  (iii) Commencing promptly after the date hereof, and updated at regular intervals thereafter (and on a daily basis during the week prior to the anticipated Closing Date), the Company shall prepare and deliver to Purchaser a detailed estimated balance sheet of the Company as of the Closing Date immediately prior to the Effective Time prepared in accordance with generally accepted accounting principles (the "INITIAL CLOSING BALANCE SHEET") and including, in addition, as footnotes, any additional liabilities of the Company as of the Closing Date determined in accordance with clause (ii)(w) above. Upon Purchaser's request, the Company shall make available to Purchaser and its accountants and other representatives the work papers and back-up materials used in preparing the Initial Closing Balance Sheet and such other documents as Purchaser may reasonably request in connection with its review of the Initial Closing Balance Sheet. In the event Purchaser states any objections to the Initial Closing Balance Sheet or asserts any Loss indemnified pursuant to
Article VIII, Purchaser and the Company shall cooperate fully with each other in making such adjustments to the Initial Closing Balance Sheet as the parties may agree, and the Initial Closing Balance Sheet, as so adjusted shall be the "FINAL CLOSING BALANCE SHEET," which shall be determinative of all Positive Adjustments and Negative Adjustments for purposes of proceeding with the Closing. Any objections or Claims that remain unresolved on the Closing Date will be resolved following the Closing in accordance with Section 8.5 as if the dispute were a claim for reimbursement under Article VIII.

                  (d) At any time prior to the Closing, Purchaser will inform the Company as to whether and to what extent it will make a Purchaser Share Election. At the Closing (i) Purchaser will deliver to the Stockholders' Representative or as the Stockholders' Representative shall direct an amount of cash and/or shares of Purchaser Common Stock having a value equal to the Merger Consideration and (ii) the Stockholders' Representative will deliver, on behalf of the Company's stockholders, certificates, representing all outstanding shares of Company Common Stock and Company Preferred Stock together with duly executed letters of transmittal or affidavits of loss with full indemnification from a financially responsible entity (to the extent such items have been received by the Stockholders' Representative).

                  1.6. STOCKHOLDERS' ELECTION. The Company will use reasonable efforts to ascertain the preferences, if any, of the holders of Company Common Stock and Company Preferred Stock to receive Merger Consideration in the form of cash or stock in the event Purchaser makes a Purchaser Share Election. On the Closing Date, the Stockholder's Representative (with the consent of those holders of Company Common Stock and Company Preferred Stock entitled to receive a majority of the Merger Consideration) will allocate the cash and stock portions of the Merger Consideration among the holders of Company Common Stock and Company Preferred Stock, accommodating their expressed preferences to the greatest practicable extent (and subject to the right of the holders of Company Preferred Stock to receive cash to the maximum extent available), such allocation to be without liability to the Stockholders' Representative and, absent manifest error, conclusive.

                  1.7. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement, provided that no such additional actions shall create or increase recourse of any kind to former officers, directors or stockholders of the Company, except as otherwise provided in this Agreement.

                  1.8. OPTIONS; STOCK PLANS. Each option to acquire shares held by an employee of the Company that is outstanding immediately prior to the Merger, whether or not then vested or exercisable, shall, simultaneously with the Merger, be canceled in exchange for a prompt payment of a single lump sum cash payment equal to the product of (1) the number of Shares subject to such Company Stock Option and (2) the excess, if any, of the Merger Consideration per share over the exercise price per share of such Company Stock Option. The Company will use its reasonable best efforts to obtain any agreement of optionholders necessary to effectuate the foregoing, it being understood and agreed that the cost to liquidate any such agreements with nonconsenting optionholders will be accounted for as a Negative Adjustment.

                                   ARTICLE II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Purchaser and Merger Sub as follows, subject in each case to the exceptions and qualifications set forth on the Company Disclosure Schedule delivered herewith (the "Disclosure Schedule"):

                  2.1. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except where the failure to be so qualified or licensed would not be reasonably likely to have a Company Material Adverse Effect. The Company has heretofore made available to Purchaser accurate and complete copies of its Certificate of Incorporation and Bylaws, as currently in effect. In this Agreement, any adverse effect on the business, assets, condition (financial or other), results of operations or prospects of the Company is referred to as a "COMPANY ADVERSE EFFECT", and a Company Adverse Effect that is material to the business, assets, condition (financial or other), results of operations or prospects of the Company and its subsidiaries (if any) taken as a whole is referred to as a "Company Material Adverse Effect."

                  2.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 2,000 shares of Voting Common Stock, of which 1,000.308 shares are issued and outstanding, (ii) 2,000,000 shares of Non-Voting Common Stock, of which 1,022,805.962 shares are issued and outstanding and (iii) 1,000,000 shares of preferred stock, of which 300,000 are designated Series A Preferred Stock, and of which 192,020.997 shares are issued and outstanding (collectively, the "SHARES"), and as of the Closing Date, the Company will have outstanding no shares of capital stock of any class other than the classes to which the Shares belong. As of the date hereof, no other capital stock of the Company is authorized or issued, including without limitation any treasury shares.
All issued and outstanding Shares are duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, except set forth in Section
2.2 of the Disclosure Schedule, there are no outstanding rights, subscriptions, warrants, puts, calls, preemptive rights, options or other agreements of any similar kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the Company or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such stock or other security.

                  2.3.  STOCKHOLDERS; NO SUBSIDIARIES; LIMITED BUSINESS.  (a)
Section 2.3 of the Disclosure Schedule lists all of the issued and outstanding Shares of the Company's capital stock and the record ownership thereof as of the date hereof. To the knowledge of the Company, except as set forth on such Schedule, no other Person has any right to or interest of record in any of such shares.

                  (a)(b) The Company has no Subsidiaries or ownership interests of any kind in any Person (other than short-term investment vehicles).

                  (c) From the date of its formation through the date hereof, the Company has engaged in no business other than bidding for and obtaining its LMDS licenses, obtaining the requisite financing therefor, engaging in RF design and evaluation of equipment (through equipment trials and otherwise), engaging in strategic discussions regarding business relationships, marketing studies and similar development stage activities and implementing its business plan for LMDS and related telecommunications services.

                  2.4. AUTHORIZATION; BINDING AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Board of Directors of the Company and have been approved and adopted by the stockholders of the Company in accordance with the DGCL. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("ENFORCEABILITY EXCEPTIONS").

                  2.5. GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, or notice to or declaration or filing with ("CONSENT"), any government, any political subdivision, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality or any court, tribunal, arbitrator or self-regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL, (ii) FCC approval of the LMDS license assignment application contemplated hereby and (iii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R ACT").

                  2.6. NO VIOLATIONS; CONSENTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by each of the Company and the stockholders of the Company with the provisions hereof do not and will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company,
(ii) require any consent, approval or action of, or notice to be given to, any corporation, person or firm, or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any contract or agreement to which the Company is a party, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or (iv) subject to obtaining the Consents referred to in Section 2.5, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree ("LAW") to which the Company or its assets or properties are subject.

                  2.7. COMPANY FINANCIAL STATEMENTS. The unaudited financial statements of the Company (the "COMPANY FINANCIAL STATEMENTS"), as of November 30, 1998 (the "BALANCE SHEET DATE") in the form attached hereto as ANNEX B, have been prepared in good faith from, and are consistent with, the books and records of the Company. The Company has not yet finalized its accounting principles, and believes that certain adjustments to the Company Financial Statements will be required to bring them into accord with generally accepted accounting principles. Such adjustments may include, without limitation, adjustments to reflect capitalization and depreciation policies, provisions for income taxes and normal recurring accrual adjustments, but such adjustments will not, in the aggregate, be material.

                  2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the Balance Sheet Date through the date of this Agreement, there has not been (i) any event that has had or would reasonably be expected to have a Company Material Adverse Effect (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition by the Company of any shares of capital stock or securities of the Company, other than accrual of dividends pursuant to the terms of the Company Preferred Stock and other than redemption of incentive stock options outstanding on the date hereof, or (iii) any damage or loss to any asset or property, whether or not covered by insurance.

                  2.9. COMPLIANCE WITH LAWS; NO LIABILITIES. The business of the Company has been operated in compliance with all Laws applicable thereto. As of the date hereof, the Company has no liabilities, contingent or otherwise, except as set forth (i) on the Company Financial Statements, (ii) under the Company Contracts (as defined hereinafter) and (iii) liabilities incurred in the ordinary course of business since the Balance Sheet Date.

                  2.10. LMDS LICENSES AND OTHER PERMITS. The Company's LMDS licenses (the "LMDS Licenses") are listed on Schedule 2.10. All such licenses were duly obtained and are validly issued and in full force and effect, and not subject to appeal or reconsideration, or any outstanding adverse comments or petitions. The Company otherwise has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its businesses as they are presently being, and have formerly been, operated (collectively "COMPANY PERMITS"). The Company is the sole legal and beneficial owner and holder of the LMDS Licenses, and subject to obtaining the FCC Order (as defined below) has the right under applicable law and FCC regulations to effect the transactions contemplated hereby. No person or entity other than the Company has or will have the right to use all or any portion of the LMDS Licenses. The Company is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. There are no pending complaints, challenges, petitions, or appeals pending or, to the best of the Company's knowledge, threatened, against the Company.

                  2.11. LITIGATION. There is no suit, action or proceeding ("LITIGATION") pending or, to the Company's knowledge, threatened against the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company.


                                      -11

                  2.12. CONTRACTS. As of the date hereof, the Company is not a party to or subject to any written note, bond, mortgage, indenture, contract, purchase order, lease, license, agreement or instrument that is not described in
SCHEDULE 2.12 hereto ("COMPANY CONTRACTS"). All Company Contracts are valid and binding against the Company and are in full force and effect and enforceable against the Company in accordance with their respective terms and, to the best of the Company's knowledge, are valid and binding against the other party or parties thereto, in each case subject to the Enforceability Exceptions. The Company is not in violation or breach of or default under any Company Contract.

                  2.13. EMPLOYEE BENEFIT PLANS. Except as set forth in Section
2.13 of the Disclosure Schedule, the Company does not maintain or contribute to, nor has it ever maintained or contributed to, any pension, profit-sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan or any other compensation, welfare, fringe benefit or retirement plan, program, policy or arrangement providing for benefits for or the welfare of any or all of the current or former employees of the Company or any of their beneficiaries or dependents.

                  2.14. TAXES AND RETURNS . (a) The Company has timely filed, or caused to be timely filed, all Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all amounts of Taxes (as hereinafter defined) required to be paid, collected or withheld. There are no claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified of any proposed Tax claims or assessments against the Company. The Company does not have any waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any amounts of Taxes shown to be due on any return. There are no liens for amounts of Taxes on the assets of the Company except for statutory liens for current Taxes not yet due and payable.

                  (a)(b) For purposes of this Agreement, the term "TAX" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority other than the FCC. The term "TAX RETURN" shall mean a report, return, extension or other information (including any attached schedules or any amendments to such report, return, extension or other information) required to be supplied to or filed with a Governmental Authority other than the FCC with respect to any Tax (including any estimated tax), including an information return, claim for refund or an amended return.

                  2.15. INTELLECTUAL PROPERTY. The Company has not received any notice, and its officers have no actual knowledge, of any infringement of or conflict with asserted rights of others with respect to any of the patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, domain names and tangible or intangible proprietary information, equipment or materials that are used in the business of the Company conducted.

     2.16. FINDERS AND INVESTMENT BANKERS. Neither the Company nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to the Company that:

                  3.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Purchaser and Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure so to be duly qualified or licensed and in good standing would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or other), prospects or results of operations of Purchaser and its subsidiaries taken as a whole (a "PURCHASER MATERIAL ADVERSE EFFECT"). Purchaser has heretofore made available to the Stockholders and the Company accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Purchaser and Merger Sub.

                  3.2. CAPITALIZATION. As of the date hereof, the authorized capital stock of Purchaser consists of 110,334,000 shares of Purchaser Common Stock, 44,133,600 shares of Class B Common Stock, par value $.02 per share and 25,000,000 shares of preferred stock, par value $.01 per share ("PURCHASER PREFERRED STOCK"). As of December 31, 1998, (a) 24,154,938 shares of Purchaser Common Stock were issued and outstanding, (b) 30,523,242 shares of Class B Common Stock were issued and outstanding, (c) 11,254,623 shares of Purchaser Preferred Stock were issued and outstanding and (d) no shares of Purchaser Common Stock were issued and held in the treasury of Purchaser. As of the date hereof, no other capital stock of Purchaser is authorized or issued. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, Purchaser is, and as of the Effective Time, will be, the record and beneficial owner of 100% of the issued and outstanding capital stock of Merger Sub.

                  3.3. AUTHORIZATION; BINDING AGREEMENT. Each of Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the due authorization and approval for issuance of the Purchaser Common Stock issuable in the Merger. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by each of the respective Boards of Directors of Purchaser and Merger Sub, as appropriate, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Merger Sub and constitutes the legal, valid and binding agreements of each of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

                  3.4. GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of either Purchaser or Merger Sub is required in connection with the execution or delivery by either Purchaser or Merger Sub of this Agreement or the consummation by either Purchaser or Merger Sub of the transactions contemplated hereby other than (i) filings with the Securities and Exchange Commission (the "SEC"), state securities laws administrators and the National Association of Securities Dealers, Inc. (the "NASD"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (iii) such filings as may be required in any jurisdiction where Merger Sub is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization,
(iv) FCC approval of the LMDS
license assignment applications contemplated hereby, (v) expiration or early termination of the waiting period under the H-S-R Act, and (vi) those Consents that, if they were not obtained or made, would not be reasonably likely to prevent or delay the consummation of the transactions contemplated hereby. Purchaser holds a 50% interest in a limited liability company that holds LMDS licenses, and has no reason to believe that Purchaser is not qualified to hold such licenses. Purchaser (i) is not a foreign person or under the control of a foreign person, (ii) is not, is not controlled by and does not control any incumbent local exchange carrier, and (iii) is not, is not controlled by and does not control any CATV system (as all such terms are used in the Communications Act of 1996 and the LMDS Rules) and as of the date here of is not aware of any reason why it and Merger Sub are not qualified to hold the LMDS Licenses under the LMDS Rules.

                  3.5. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser and Merger Sub with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws or other governing instruments of Purchaser or Merger Sub, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Purchaser Material Contract (as hereinafter defined), (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or Merger Sub or (iv) subject to obtaining the Consents from Governmental Authorities referred to in SECTION 3.4 hereof, contravene any Law to which Purchaser or Merger Sub or its or any of their respective assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

                  3.6. SECURITIES FILINGS. Purchaser has made available to the Company true and complete copies of (i) its Annual Report on Form 10-K for the year ended December 30, 1997, as filed with the SEC, (ii) its proxy statement relating to the meeting of its stockholders held on May 20, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Purchaser with the SEC since January 1, 1997. The reports and statements specified in clauses (i) through (iii) above are referred to collectively herein as the "PURCHASER SECURITIES FILINGS." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Purchaser Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.7. PURCHASER FINANCIAL STATEMENTS. The audited consolidated financial statements and unaudited interim financial statements of Purchaser included in the Purchaser Securities Filings (the "PURCHASER FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Purchaser and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  3.8. REGISTRATION STATEMENT. The information supplied by Purchaser for inclusion in the Registration Statement (as defined in Section 5.2(c) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event relating to Purchaser or any of its affiliates, officers or directors should be discovered by Purchaser which is required to be set forth in an amendment to the Registration Statement or a supplement to the Prospectus, Purchaser shall promptly so inform the Company and shall promptly so amend the Registration Statement or supplement the Prospectus. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by the Company which is contained in the Registration Statement.

                  3.9. VALID ISSUANCE. Purchaser Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement: (a) will be validly issued, fully paid and nonassessable and (b) will not be subject to any restrictions on resale under the Securities Act other than restrictions imposed by Rule 145 promulgated under the Securities Act.

                  3.10. FINDERS AND INVESTMENT BANKERS . None of Purchaser, Merger Sub or any subsidiary of Purchaser or any of their respective officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby to which the Company or any of its stockholders would be liable.

                  3.11. EXISTING REGISTRATION RIGHTS . Schedule 3.11 attached hereto sets forth a list of all agreements in effect on the date hereof pursuant to which the Purchaser has granted registration rights with respect to any of its equity securities, together with a designation of the number and type of securities covered thereby. Purchaser has delivered to the Company true and correct copies of all provisions of such agreements relating to such rights.

                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  4.1. CONDUCT OF BUSINESS OF THE COMPANY. (a) Nothing contained in this Agreement shall be construed as conferring upon Purchaser or Merger Sub the right to oversee, interfere with or control the Company in any way that would constitute de facto control of the Company prior to issuance of the FCC Order. During the period from the date of this Agreement to the Effective Time, the Company will use its reasonable best efforts to preserve its LMDS Licenses intact, free and clear of all restrictions and encumbrances, except as permitted under subparagraph (C) below. In addition, during the period from the date of this Agreement to the Effective Time, the Company will not take any action that would interfere with the transactions contemplated hereby. Neither the Company nor any of its subsidiaries will enter into or otherwise voluntarily become subject to, any agreement, arrangement or other obligation which remains binding on the Company, the Purchaser, or any of their Affiliates or assets after the Closing, except for any of the foregoing (i) which terminate by their terms at or after the Closing at the option of the Surviving Corporation without condition except for the payment of money, or (ii) pursuant to which the only obligations remaining in effect after the Closing are the payment of money, and in the case of each of clauses (i) and (ii), the full amount of which payments are treated as Negative Adjustments. Consistent with the foregoing, the Company will not take any of the following actions without the written consent of
Purchaser:

                  (A) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its subsidiaries or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its subsidiaries (except for any of the foregoing that by their terms (together with all options, warrants and agreements with respect thereto issued thereunder) terminate in full on or before the Closing
Date);

                  (B) sell, dispose of or surrender or disaggregate any LMDS License or any portion thereof or take any other action with respect to the LMDS Licenses inconsistent with Section 2.10;

                  (C) sell, lease, license, mortgage or otherwise encumber or subject to any lien any of its LMDS Licenses in a manner that is not terminable at will from and after the Closing;

                  (D) acquire or dispose of (including, without limitation, by merger, consolidation, or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof;

                  (E) make any tax election or settle or compromise any federal, state, local or foreign income tax that would reasonably be likely to adversely affect the tax position of Purchaser or any member of its consolidated return group;

                  (F) settle or compromise any stockholder derivative suits arising out of the transactions contemplated hereby or any other litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, individually in an amount in excess of $50,000, or in the aggregate in excess of $250,000, other than in consultation and cooperation with Purchaser, and, with respect to any such settlement, with the prior written consent of Purchaser;

                  (G) take any action that would result in any of the conditions to the merger set forth in Article VI not being satisfied; or

                  (H) authorize or enter into any agreement to take any actions contemplated by Section 4.1(a)(ii)(A) through (G).

                  (b) (a)The Company shall use reasonable best efforts to comply in all respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect the LMDS Licenses and all other Company Permits necessary for such business.

                  4.2. NO SOLICITATION. (a) The Company shall, and the Company shall direct and shall cause the officers, directors, employees, representatives, agents and affiliates of the Company to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any proposed transaction inconsistent with the consummation of the transactions contemplated hereby (a "Transaction Proposal"). The Company shall not, nor shall it authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly:

                  (i) solicit, initiate or encourage (including by way of furnishing information or assistance) any inquiries or the making of any proposal which constitutes, or may be reasonably expected to lead to, any Transaction Proposal; or

                  (ii) enter into or participate in any discussions or negotiations regarding any Transaction Proposal.

                  (b) To the extent permitted by law and consistent with their fiduciary duties, the Board of Directors of the Company shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Purchaser, the recommendation by such Board of Directors of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Transaction Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Transaction Proposal inconsistent with this Agreement.

                                   ARTICLE V.

                              ADDITIONAL COVENANTS

                  5.1. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other if any of the following occur after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or (iii) the commencement of any Litigation involving or affecting the notifying party or any of its subsidiaries, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of such notifying party or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger. In addition, Purchaser shall give prompt written notice to the Company of the occurrence of any event which would be reasonably likely to have a Purchaser Material Adverse Effect and the Company shall give prompt written notice to Purchaser of the occurrence of any event which would be reasonably likely to have a Company Material Adverse Effect.

                  5.2. REASONABLE BEST EFFORTS; INTENDED TAX TREATMENT. Subject to the terms and conditions herein provided, Purchaser and the Company agree to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to:

                  (a) making all necessary applications and/or filings with the FCC as soon as practicable but in no event later than 7 days from the date hereof, and thereafter obtaining FCC approval of the license assignment contemplated hereby and any other Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the transactions contemplated thereby;

                  (b) making all necessary filings under the H-S-R Act within 30 days of the date hereof;

                  (c) Purchaser will comply with the terms of the Registration Rights Agreement, and as promptly as practicable after the execution of this Agreement, will also prepare, and file with the SEC, a Registration Statement on Form S-4 (or any similar successor form thereto) (the "Registration Statement") and each of Purchaser and the Company will respond to any comments of the SEC and will use its respective reasonable best efforts to have the Registration Statement cleared by the SEC staff as promptly as practicable after such filing so that it may be made effective on the Scheduled Closing Date, PROVIDED, HOWEVER, that the Purchaser shall have the right to delay the effectiveness of the Registration Statement for up to 30 days following the Scheduled Closing Date if such registration or sale, as applicable, would, in the judgment of the Purchaser as reflected in an officer's certificate delivered to the Company, require disclosures that would not be in the Purchaser's best interest to make at such time (a "Purchaser Blackout"); and

                   (d) in the event of a Purchaser Share Election, causing the Merger to qualify as a reorganization under the provisions of Section 368(a)(2)(D) of the Code.

Upon the terms and subject to the conditions hereof, Purchaser and the Company agree to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein, PROVIDED that nothing contained in this Agreement shall be construed to require Purchaser to accept any term or condition or restriction required or imposed by any Government Authority in connection with the governmental approvals being sought for the transactions contemplated hereby (other than the FCC Liability), except for any terms, conditions or restrictions that are of an administrative or ministerial nature or otherwise fully compensated by the adjustment mechanisms contemplated by Sections 1.5 and 7.1(e). In addition, each of Purchaser and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or any other regulatory filing or for additional information and will promptly supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement or any other regulatory filing. Purchaser will not take any action that would cause the last sentence of Section 3.4 to be untrue at any time prior to the Closing, unless such action would not (i) result in an adverse effect on Purchaser's qualifications to be a holder of the LMDS Licenses or (ii) otherwise adversely affect the consummation of the transactions contemplated hereby. Without limitation, Purchaser will promptly notify the Company upon its receipt of Purchaser any notification from the SEC that the condition contained in Section 6.1(e) will be satisfied upon its written acceleration request.

                  5.3. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, the Company shall not issue or cause the publication of any press release or of any other announcement with respect to the Merger or the transactions contemplated in this Agreement without the consent of Purchaser except when such release or announcement is required by applicable law. In any event, each party will use its best efforts to consult with the other party prior to making any such release or announcement.

                  5.4. AFFILIATE LETTERS. Prior to the Closing Date, the Company shall deliver to Purchaser and Merger Sub a letter identifying all persons who are, as of the date of this Agreement, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person who receives Purchaser Stock to deliver to Purchaser on or prior to the Closing Date a Consent and Indemnity Agreement of Stockholders.E.

                  5.6. APPRAISAL RIGHTS. (a) As promptly as practicable and in no event later than the date required by applicable law, the Company shall mail the required notice to its stockholders pursuant to Section 262(d)(2) of the DGCL, and shall thereafter notify Purchaser of any stockholders exercising appraisal rights pursuant to
Section 262 of the DGCL (each a "DISSENTING STOCKHOLDER").

                  (b) In the event that there are Dissenting Stockholders, Purchaser agrees to create an escrow account on terms reasonably satisfactory to the Company to be funded on the Closing Date with the value of the Merger Consideration attributable to any Dissenting Stockholders (the "DISSENTING STOCKHOLDERS ESCROW ACCOUNT"). The Company agrees to release funds from such escrow account to satisfy any amounts owed to Dissenting Stockholders pursuant to the DGCL. Upon final adjudication and satisfaction of all claims of Dissenting Stockholders under Section 262 of the DGCL, all amounts remaining in the Dissenting Stockholders Escrow Account shall be released to the Stockholders' Representative for distribution to former holders of Company Common Stock.

                                   ARTICLE VI.

                                MERGER CONDITIONS

                  6.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger, or to cause the Merger to be effected, shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a) NO INJUNCTION OR ACTION. No order, statute, rule, regulation, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn. Purchaser and the Company shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

                  (b) REGISTRATION RIGHTS AGREEMENT. If Purchaser shall have made a Purchaser Share Election, the Registration Rights Agreement in the form attached hereto as EXHIBIT D shall have been executed and delivered and shall be in full force and effect.

                  (c) H-S-R ACT. Any waiting period (and any extension thereof) under the H-S-R Act applicable to the Merger and the transactions contemplated hereunder shall have expired or been terminated.

                  (d) FCC APPROVAL. The FCC shall have granted its consent to the assignment of the LMDS licenses contemplated hereby (the "FCC Order") approving the transfer of control of the

LMDS Licenses contemplated hereby, such approval shall be in full force and effect and shall have become Final (as hereinafter defined). The FCC Order shall have become Final when it has been issued by the FCC, when the time for filing any protest, request for stay, petition or request for reconsideration, petition for rehearing or appeal or review thereof (or of any subsequent decision by any court or governmental entity) by or to the FCC or any court or governmental entity having jurisdiction thereof or the over the premises, or for the FCC to review or reconsider such Order on its own motion, shall have expired, and when no protest, request for stay, petition or request for reconsideration, petition for rehearing or appeal or review of such Order is pending.

                  (e) REGISTRATION STATEMENT EFFECTIVE. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

                  6.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by the Company:

                  (a) NO MATERIAL ADVERSE CHANGE. If Purchaser shall have made a Purchaser Share Election, no event shall have occurred on any date during the period beginning at the commencement of the twenty trading day period referred to in Section 1.5(a) and ending on the day before the Closing Date (whether or not a Purchaser Blackout has occurred) that has had a Purchaser Material Adverse Effect.

                  (b) PERFORMANCE BY PURCHASER. Purchaser and Merger Sub shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement, the Registration Rights Agreement and the other agreements contemplated hereby to be performed or complied with or satisfied by Purchaser and Merger Sub at or prior to the Effective Time, except for such failures to perform as have not had or would not, individually or in the aggregate, have a material adverse effect on the Purchaser and Merger Sub or materially adversely effect the ability of the Purchaser and Merger Sub to consummate the transactions contemplated hereby.

                  (c) CERTIFICATES, LEGAL OPINIONS AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, to the Company (i) a certificate executed on its behalf by its Chief Executive Officer, its President, its Chief Operating Officer or Chief Financial Officer to the effect that the conditions set forth in SECTIONS 6.2(a), if applicable, and (b) hereof have been satisfied;
(ii) duly adopted resolutions of the Board of Directors of Purchaser and the Board of Directors and the stockholder of the Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its respective Secretary and (iii) an opinion of counsel to the Purchaser, dated the Closing Date, substantially in the form of EXHIBIT F.

                  (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser and Merger Sub contained in Sections
3.1 through 3.5 and in Section 3.10 and, if, but only if, Purchaser shall have made a Purchaser Share Election, in the remaining Sections of Article III (without giving effect to any materiality or knowledge qualifications contained therein) shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of the date hereof or another specific date, in which case such representation and warranty shall have been true and correct as of the date hereof or such specific date, as the case may be, except, in all instances other than Section 3.9, where the failure to be so true and correct shall not result, individually or in the aggregate, in a Purchaser Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Purchaser by the chief executive officer and the chief financial officers of Purchaser to such effect.

                  (e) EAGLE RIVER WAIVER OF PIGGYBACK RIGHTS. Eagle River Investments L.L.C.'s waiver of its piggyback registration rights and holdback agreement in connection with the Initial Offering (as such term is defined in the Registration Rights Agreement) shall remain in full force and effect.

                  (f) NO CONDITIONS. No Governmental Authority having jurisdiction over the approval of the transactions contemplated hereby shall have imposed or required any condition to such approval that materially and adversely affects the Stockholders or the value of the Merger Consideration, except for any conditions that are of an administrative or ministerial nature or are fully compensated by either by the adjustment mechanism contemplated by
Section 7.1(e) or another assumption of cost by Purchaser that leaves the Merger Consideration unaffected, and except for conditions resulting from any action taken by the Company or any of its stockholders.

                   6.3. CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB. The obligations of Purchaser and the Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Purchaser:

                  (a) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof and on or prior to the Closing Date (or, in the event of a Purchaser Blackout, on or prior to the Scheduled Closing Date) any event that would be reasonably likely to have a Company Material Adverse Effect, PROVIDED that in the event that the Company shall have given a notice as contemplated by section 7.1(g), in determining whether a Company Material Adverse Effect shall have occurred, Purchaser shall not be entitled to rely on any fact which both
(i) was described in detail in such notice and (ii) had already occurred as of the date of such notice.

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by it at or prior to the Effective Time.

                  (c) CERTIFICATES, LEGAL OPINION AND OTHER DELIVERIES. The Company shall have delivered to Purchaser (i) certificates executed by the Company by its Chief Executive Officer, President or Chief Financial Officer to the effect that the conditions set forth in SECTIONS 6.3(A) and (B) hereof have been satisfied; (ii) duly adopted resolutions of the Board of Directors of the Company and the consents of its stockholders, in each case approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, (iii) a legal opinion of counsel to the Company, dated the Closing Date, substantially in the form attached hereto as EXHIBIT G.

                  (d) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained herein shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (or, in the case of the representation contained in Section 2.8(i), on and as of the Scheduled Closing Date if a Purchaser Blackout has occurred and provided, that in the event that the Company shall have given a notice as contemplated by Section 7.1(g), such representation shall not be deemed breached as a result of any fact which both (i) was described in detail in such notice and (ii) had already occurred as of the date of such notice) except to the extent that any such representation and warranty had by its terms been made as of the date hereof or another specific date, in which case such representation and warranty shall have been true and correct as of the date hereof or such specific date, as the case may be), except, in all instances, where the failure to be so true and correct shall not result, individually or in the aggregate, in a Company Material Adverse Effect; and Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to that effect.

                  (e) NO CONDITIONS. No Governmental Authority having jurisdiction over the approval of the transactions contemplated hereby shall have imposed or required any condition to such approval, except for any conditions that are of an administrative or ministerial nature or otherwise fully compensated by the adjustment mechanisms contemplated by Sections 1.5 or 7.1(e), and except for conditions resulting from any action taken by Purchaser or Eagle River Investments L.L.C.

                                  ARTICLE VII.

                                   TERMINATION

     7.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

     (a) by the mutual written consent of Purchaser and the Company, by action of their respective Boards of Directors; or

                  (b) by Purchaser or the Company if on the Scheduled Closing Date (or within 30 days thereafter, in the event of a Purchaser Blackout) any condition to the Merger has not been satisfied or waived by the party or parties entitled to the benefit of the same; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such other condition to be satisfied; or

                  (c) by Purchaser or the Company if the Closing shall not have occurred on or before January 14, 2000; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to occur by such date; or

                  (d) by Purchaser or the Company if any court of competent jurisdiction or other Governmental Authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (e) by Purchaser or the Company if the FCC shall have imposed any payment in excess of the FCC Liability in connection with the transactions contemplated hereby, unless the party to this Agreement not seeking termination pursuant to this Section 7.1(e) agrees in writing to bear such excess expense, in which event the adjustment provisions of Section 1.5 shall be construed to so provide; or

                  (f) by either Purchaser or the Company upon written notice to the other if the terminating party is not in material breach of its obligations under this Agreement and if the other party or its subsidiary shall have materially breached this Agreement and such breach shall not have been cured in all material respects or waived prior to the earlier to occur of the Closing Date or thirty (30) days following the date the terminating party shall have given the other party written notice of such breach setting forth the nature thereof in reasonable detail; or

                  (g) by Purchaser, within 20 days of its receipt of written notice from the Company acknowledging the occurrence of an event that would be reasonably likely to have a Company Material Adverse Effect and describing in detail the facts giving rise to such occurrence.

                  7.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the provisions of this Section 7.2 and Section 7.3, which shall survive any such termination. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

                  7.3. FEES AND EXPENSES. (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated, including, without limitation, all fees and expenses of their respective agents.

                  (b) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

                                  ARTICLE VIII.

                        INDEMNIFICATION AND REIMBURSEMENT

                  8.1. INDEMNIFICATION BY STOCKHOLDERS. (a) In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, each holder of Company Common Stock and/or Company Preferred Stock, by virtue of its execution of the Consent and Indemnity Agreement of Stockholders and/or the Consent and Indemnity Agreement of Preferred

Stockholders (an "INDEMNIFYING PARTY"), agrees, subject to the further provisions of this Article VIII, severally to indemnify Purchaser and, without duplication, its stockholders, directors, officers and employees (collectively, the "INDEMNIFIED PARTIES") and shall hold the Indemnified Parties harmless against and with respect to any "Loss" which for purposes of this Agreement shall include any and all actual liabilities, costs, losses, damages and expenses (whether or not arising out of third party claims), including without limitation reasonable attorneys' fees (after giving effect to any offsetting benefit actually received or receivable), incurred by the Indemnified Parties and arising out of or resulting from:

                  (i) any misrepresentation or breach of warranty by the Company of any of its representations or warranties set forth in this Agreement or any Annex, Schedule or Exhibit hereto;

                  (ii) any breach or nonfulfillment by the Company of any of its covenants, agreements or other obligations set forth in this Agreement or any Annex, Schedule or Exhibit hereto; and

                  (iii) any amounts owed to Dissenting Stockholders in excess of the amount of cash held in the Dissenting Stockholders Escrow Account.

                  (b) Entitlement to indemnification pursuant to this Section
8.1 shall be conditioned upon claims in respect thereof being submitted in writing with detailed specification showing the basis of such claim, including the provision of this Agreement breached, and a reasonably detailed calculation of the amount of such claim, if at all, by Purchaser to the Indemnifying Parties no later than twelve (12) months after the Effective Time.

                  (c) Notwithstanding anything to the contrary in this
Section 8.1, the right to indemnity in respect of matters provided for in paragraphs (a)(i) and (ii) of this Section 8.1 shall not be barred on the basis that the amount of the claim has not been ascertained, liquidated or reduced to final judgment on or before the expiration of the aforesaid period, provided that such claim is identified in writing with detailed specification showing the basis of such claim, including the provision of this Agreement breached, and a reasonable estimate of the amount of such claim.

                  (d) Notwithstanding anything in this Agreement to the contrary, with respect to any amounts payable under this Agreement, (i) no Indemnifying Party shall be liable for more than its Pro Rata Share of any Loss and (ii) the maximum amount of liability of any Indemnifying Party shall in no event exceed the amount of the Merger Consideration received by such Indemnifying Party. For purposes of this Agreement, "PRO RATA

SHARE" shall mean a fraction the numerator of which is the amount of the Merger Consideration received by such Indemnifying Party and the denominator of which is the aggregate Merger Consideration. The remedies provided in this
Article VIII and in Section 9.12 shall be Purchaser's sole remedies hereunder for breach of this Agreement, except in the case of fraud.

                  8.2. CLAIMS FOR REIMBURSEMENT. In the event that any Indemnified Party suffers any Loss (as hereinabove defined) with respect to any liability or claim to which the foregoing indemnities relate, such Person shall give the Indemnifying Parties prompt written notice of the nature and amount of such Loss and the Indemnified Party's claim for reimbursement therefor and if such Loss is with respect to a third party claim, accompanied by a copy of the written notice from the third party claimant. The Indemnifying Parties shall have 30 days from the date of said notice to investigate and dispute the nature, validity or amount of any such claim. During said 30-day period, representatives of one law firm and one accounting firm designated by a majority in interest (as measured by aggregate potential liability) of the Indemnifying Parties shall have reasonable access, during normal business hours, to the books and records of the Indemnified Party for the purpose of such investigation. In the event that any Indemnifying Party disputes the nature, validity or amount of said claim, such Indemnifying Party shall give the Indemnified Party written notice of such dispute within said 30-day period, and the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 10 days following receipt of said notice of dispute by the Indemnified Party, the provisions of Section 8.5 hereof shall apply to such dispute.

                  In the absence of a dispute, each Indemnifying Party shall promptly (but not later than the expiration of said 30-day period) reimburse the Indemnified Party for its Pro Rata Share of any such Loss. In the event that the Stockholders' Representative disputes only the amount of the claim, each Indemnifying Party shall, concurrently with the delivery of the Stockholders' Representative's notice of dispute, pay to the Indemnified Party its Pro Rata Share of the undisputed portion of such claim and the provisions of Section 8.5 hereof shall apply to the disputed portion of such claim.

                  All payments by an Indemnifying Party hereunder shall be in cash to the extent of the cash received (on an after-tax basis) by such Indemnifying Party as Merger Consideration or upon sale of shares of Purchaser Common Stock received as Merger Consideration. Any additional payments required of an Indemnifying Party may be paid in cash, if the Indemnifying Party so elects, and may, under the circumstances described below, be paid in shares of Purchaser Common Stock. Any Indemnifying Party wishing to satisfy an acknowledged liability hereunder in shares of Purchaser Common Stock shall so notify Purchaser at the time such payment is due, such notice to be accompanied by such Indemnifying
Party's agreement to permit Purchaser to elect whether to accept such payment directly (with the shares valued at their Volume-Weighted Average Trading
Price for the twenty trading day period ending on the date prior to the delivery of such shares to Purchaser) or to arrange for an underwritten offering of such shares and other shares of Purchaser Common Stock, in which case the shares will be valued at the net proceeds received therefor in such offering. The terms of the Registration Rights Agreement applicable to incidental registrations will apply, mutatis mutandis, to any such offering.

                  8.3. REIMBURSEMENT FROM ESCROWED MERGER CONSIDERATION. In the event that one or more holders of Company Common Stock and/or Company Preferred Stock does not become an Indemnifying Party, and there is, therefore, Escrowed Merger Consideration, then in the event that the Indemnifying Parties are required to make an indemnification payment pursuant to Section 8.2, the Escrow Agent shall promptly release Escrowed Merger Consideration to the Indemnified Party in an amount equal to the product of (a) any such Loss (or undisputed portion thereof) multiplied by (b) a fraction the numerator of which is the amount of the Escrowed Merger Consideration and the denominator of which is the aggregate Merger Consideration (an "ESCROW LOSS Reimbursement"). Escrow Loss Reimbursements shall be made only in cash, provided that in the event that the cash portion of the Escrowed Merger Consideration is less than the amount of the Escrow Loss Reimbursement, the Escrow Agent shall sell, to the extent permitted by applicable law, an amount of Purchaser Common Stock in brokers transactions on the Nasdaq National Market equal in value to such cash deficiency. In the event that the Escrow Agent is not permitted by applicable to sell shares of Purchaser Common Stock, such cash deficiency shall be satisfied with shares of Purchaser Common Stock valued at their Volume-Weighted Average Trading Price for the twenty trading day period prior to the date on which the Indemnifying Parties are required to make an indemnification payment pursuant to Section 8.2.

                  8.4. DEFENSE OF THIRD-PARTY CLAIMS. If any lawsuit or enforcement action is filed, or claim asserted against an Indemnified Party by a third party and the Indemnified Party is entitled to indemnification pursuant to this Agreement, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event no later than 30 days after the service of the citation or summons or receipt of other written notice of such claim); the failure of any Indemnified Party to give timely notice shall limit the rights to indemnification hereunder only if and to the extent that (i) such failure to give timely notice materially affects the ability or right of the Indemnifying Party to participate in the defense of such lawsuit or enforcement action or claim, (ii) actual notice is not given to the Indemnifying Party within a reasonable time, or (iii) to the extent that such failure to give timely notice causes the Indemnifying Party to incur additional expense with respect to such lawsuit or enforcement action, the Indemnified Party fails to promptly reimburse the Indemnifying Party for such additional expense.

                  The Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit, action or claim, and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense; and such Indemnified Party shall cooperate in all reasonable respects, at its cost, risk and expense, with the Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; PROVIDED, HOWEVER, that the Indemnified Party may, at its own cost, participate in (but not control) such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

                  If the Indemnifying Party does not elect to take control of the defense and investigation of said lawsuit or action, then the Indemnified Party shall remain in control thereof in such manner as it deems appropriate.

                  Neither party shall enter into any settlement, adjustment or compromise of any lawsuit or action without the prior written consent of the other party which consent will not be unreasonably withheld.

                  8.5. RESOLUTION OF DISPUTES. (a) In the event of any dispute between Purchaser and the Indemnifying Parties over any claim for reimbursement with respect to any matter to which the foregoing indemnities relate, such dispute will be finally determined by the Accounting Firm (as defined below) in the manner set forth in Section 8.5(b), and any Loss so determined will be promptly reimbursed to Purchaser by the Indemnifying Parties.

                  (b) Any dispute pursuant to Section 8.5(a) will be resolved by a member of the Washington, D.C. office of PricewaterhouseCoopers LLP (the "ACCOUNTING FIRM"). The Accounting Firm shall be instructed to use all reasonable efforts to resolve such disputes within thirty (30) days. The resolution of disputes by the Accounting Firm so selected will be set forth in writing and will be conclusive and binding upon all parties to such dispute and the amount of the reimbursement payable as so resolved will become final and binding upon the date of such resolution. The fees and expenses of the Accounting Firm shall be paid by the unsuccessful party, if all the disputes are resolved against such party, and in other cases shall be pro rated among the parties as the Accounting Firm sees fit based on the relative success of the parties in indicating their respective positions.

                  8.6. INDEMNIFYING PARTIES' DECISIONS Any decision with respect to any matter under this Article VIII (including, without limitation, the settlement, resolution or defense of claims) shall be binding upon all Indemnifying Parties if consented to by the Indemnifying Parties who received a majority of the aggregate Merger Consideration (a "Majority of Indemnifying Parties").

                                   ARTICLE IX.

                                  MISCELLANEOUS

                  9.1. CONFIDENTIALITY. In the event the transactions contemplated by this Agreement are not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (iii) such information becomes generally available to the public other than by breach of this SECTION 9.1.

                  9.2. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among each of the parties hereto or, following the Closing, by agreement of Purchaser and a Majority of Indemnifying Parties.

                  9.3. WAIVER; CONSENTS. Any failure of the Stockholders or the Company on the one hand, or Purchaser or the Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser, on the one hand, or the Company (or, following the Closing, by a Majority of Indemnifying Parties), on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this SECTION 9.3. The Closing shall not be deemed to be a waiver of any claim in respect of any Loss, known or unknown, occurring prior to the Closing Date, resulting from breach, whether material or not, of any representation, warranty of covenant contained in this Agreement.

                  9.4. SURVIVAL. No representations, warranties, covenants and agreements of the parties hereto contained herein or in any schedule or exhibit hereto shall survive the execution and delivery of this Agreement and the consummation of the transactions provided for herein except to the extent provided in Article VIII hereof.

                  9.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (i)  if to Purchaser or Merger Sub, to:

                                    NEXTLINK Communications, Inc.
                                    155 108th Avenue, Suite 810
                                    Bellevue, Washington 98004
                                    Attention:  General Counsel
                                    Fax:  425-519-8997

                                    and

                                    NEXTLINK Communications, Inc.
                                    1730 Rhode Island Avenue, N.W.
                                    Washington, D.C. 20036
                                    Attention:  Corporate Counsel
                                    Fax:  202-721-0995

                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, New York  10019
                                    Attention:  Bruce R. Kraus, Esq.
                                    Fax:  (212) 728-8111

                                            and

                (ii)  if to the Stockholders' Representative or the Company, to:

                                    Thomas H. Jones
                                    WNP Communications, Inc.
                                    400 Balbion Drive
                                    Earlysville, Virginia 22936-9680
                                    Fax:  804-964-1021

                                    with a copy to:

                                    Edwards & Angell, LLP
                                    101 Federal Street
                                    Boston, Massachusetts 02110
                                    Attention: Stephen Meredith, Esq.
                                    Fax: (617) 439-4170

                  9.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

                  9.7. EXPENSES. All costs and expenses incurred in connection with this Agreement, the Merger, and all of the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as otherwise provided herein, provided that all stamp, documentary, registration or other similar taxes incurred specifically in connection with any issuance of the Purchaser Common Stock shall be paid by Purchaser when due, and Purchaser or the Company shall, at its own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees.

                  9.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  9.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "AFFILIATE," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "SUBSIDIARY" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

                  9.11. ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Annex(es), Schedules and Exhibits attached hereto, which Annex(es) are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, provided that the forms of agreements attached hereto as Exhibits shall be superseded by the agreements executed and delivered by the respective parties thereto, the execution and delivery of such documents by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

                  9.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

                  9.13. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party, except to the extent that the Stockholders become third party beneficiaries hereof through their execution and delivery of the ancillary agreements contemplated hereby.

                  9.14. STOCKHOLDERS' REPRESENTATIVE. (a) Following the Closing, the Stockholders' Representative shall have the right of reasonable access to the Company's and Merger Sub's books and records to the extent reasonably requested for purposes of tax matters, claims and any other proper purpose.

                  (b) The Stockholders' Representative agrees to act as such in accordance with the terms and provisions of this Agreement, but may resign from such duties at any time by written notice to the Company and each of the Stockholders. A Majority of Indemnifying Parties (as such term is defined in Section 8.6) may relieve the Stockholders' Representative of such duties at any time by written notice to the Stockholders' Representative and the Company. Any successor Stockholders' Representative shall execute and deliver an instrument accepting such appointment and he shall, without further acts, be vested with all the rights, powers and duties of the predecessor Stockholders' Representative as if originally named as Stockholders' Representative. The Stockholders' Representative will have no liability for any action taken in good faith or with the consent of a Majority of Indemnifying Parties. The Stockholders' Representative may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and he shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. Each of the Stockholders, by virtue of its execution and delivery of the Consent and Indemnity Agreement of Stockholders, or the Consent and Indemnity Agreement of Preferred Stockholders, as the case may be, will be deemed to have agreed, severally and not jointly, to indemnify and hold the Stockholders' Representative harmless from and against such Stockholder's Pro Rata Share of any Loss incurred in connection with his duties as such, except with respect to actions not taken in good faith. Purchaser and the Company agree that the Stockholders' Representative does not assume any responsibility for the failure of any other party to perform in accordance with the Merger Agreement or this Agreement. The acceptance by the Stockholders' Representative of his responsibilities hereunder is subject to the following terms and conditions, which the other parties hereto agree shall govern and control with respect to the Stockholders' Representative's rights, duties, liabilities and immunities:

                  The Stockholders' Representative may conclusively rely, and shall be protected in acting or refraining from acting upon, any written notice, certification, request, waiver, consent, receipt or other paper or document furnished to him not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained which the Stockholders' Representative reasonably believes to be genuine and to have been signed and presented by the proper party or parties. Should it be necessary for the Stockholders' Representative to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary, or individual acting on behalf of another party hereto, it shall not be necessary for the Stockholders' Representative to inquire into such corporation's, fiduciary's or individual's authority, capacity, existence or identity. The Stockholders' Representative is also relieved from the necessity of satisfying himself as to the authority of the persons executing this Agreement in a representative capacity.

                  The Stockholders' Representative shall have no duties except those which are expressly set forth in this Agreement and in the Registration Rights Agreement.

                  Upon termination of all indemnification obligations under this Agreement and all registration obligations under the Registration Rights Agreement, the Stockholders' Representative shall thereafter be discharged from any further obligations hereunder. The Stockholders' Representative is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees (not subject to appeal) of any court of competent jurisdiction which may be filed, entered or issued, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

                  The Stockholders' Representative shall not have any responsibility or liability for the completeness, correctness or accuracy of any transactions between Purchaser, on the one hand, and the Company or its stockholders, on the other hand.

                  In the event that the Stockholders' Representative shall be uncertain as to his duties or rights hereunder or shall receive instructions with respect to such duties which, in his sole opinion, are in conflict with either other instructions received by him or any provision of this Agreement, he shall without liability of any kind, be entitled to take no action pending the resolution of such uncertainty to the Stockholders' Representative's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise.

                  IN WITNESS WHEREOF, Purchaser, the Merger Sub and Company have caused this Merger Agreement to be signed and delivered by their respective duly authorized officers, as applicable, as of the date first above written.

                                       NEXTLINK COMMUNICATIONS, INC.

                                       By: /s/ Margaret Marino
                                          --------------------------------
                                            Name:  Margaret Marino
                                            Title: Vice President

                                       PCO ACQUISITION CORP.

                                       By: /s/ Margaret Marino
                                          --------------------------------
                                            Name:  Margaret Marino
                                            Title: Vice President

                                       WNP COMMUNICATIONS, INC.

                                       By: /s/ Thomas H. Jones
                                          --------------------------------
                                            Name:  Thomas H. Jones
                                            Title: President

                                                                         ANNEX A


                           CAPITAL EXPENDITURE BUDGET

Capital expenditures approved in advance in writing by the Chief Executive Officer of Purchaser.

                                                                         ANNEX B



[Not provided]

                                                   Exhibit A to Merger Agreement


                  CONSENT AND INDEMNITY AGREEMENT OF STOCKHOLDERS

                  This Consent and Indemnity Agreement of Stockholders (this "AGREEMENT") is made and entered into as of January 14, 1999, by and among NEXTLINK Communications, Inc., a Delaware corporation ("NEXTLINK"), WNP Communications, Inc., a Delaware corporation (the "COMPANY"), and the holders (each a "HOLDER" and together the "HOLDERS") of the Company's Voting Common Stock, par value $.01 per share ("COMPANY VOTING STOCK"), and Nonvoting Common Stock, par value $.01 per share ("COMPANY NONVOTING STOCK" and, together with the Company Voting Stock, "COMPANY COMMON STOCK") whose signatures appear below. Capitalized terms used herein without definition as used as defined in the Merger Agreement (as defined below).

                               W I T N E S S E T H

                  WHEREAS, pursuant to an Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "MERGER AGREEMENT"), to be executed by the Company, NEXTLINK and PCO Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of NEXTLINK ("MERGER SUB"), the Company will merge (the "MERGER") with and into Merger Sub; and

                  WHEREAS, pursuant to the Merger Agreement, a portion of the Merger Consideration may be comprised of shares of Class A Common Stock, par value $.02 per share ("PURCHASER COMMON STOCK"), of NEXTLINK; and

                  WHEREAS, each Holder is the record holder of such number of shares of Company Voting Stock or Company Nonvoting Stock as is indicated next to its signature below; and

                  WHEREAS, pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of January 29, 1998, among the Company and the several purchasers named therein (individually a "WNP Stock Purchaser" and collectively the "WNP Stock Purchasers"), certain WNP Stock Purchasers have the right (the "Put Right") under certain circumstances to sell to the Company, and the Company has the obligation to buy, any and all Company Common Stock or Company Preferred Stock then held by such WNP Stock Purchaser.

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                 ARTICLE I.

                   REPRESENTATIONS AND WARRANTIES OF HOLDER

                  Each Holder hereby represents, warrants and covenants to NEXTLINK with respect to itself only:

                  1.1. BENEFICIAL OWNERSHIP. Holder is the beneficial owner of the number of shares of Company Common Stock indicated next to its signature below.

                  1.2. AUTHORIZATION; BINDING AGREEMENT. Holder is (i) an individual with full legal capacity to execute and deliver this Agreement or
(ii) has all requisite corporate or partnership power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors or other governing body of Holder, if applicable. No other corporate or partnership proceedings on the part of the Holder are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes the legal, valid and binding agreement of Holder, enforceable against Holder and in accordance with its terms.

                                 ARTICLE II.

           IRREVOCABLE CONSENT, POWER OF ATTORNEY AND WAIVER OF PUT RIGHT

                  2.1.  CONSENT TO MERGER. Each Holder, pursuant to Section
228 of the Delaware General Corporation Law, hereby irrevocably consents, without a meeting, to and votes in favor of the Merger, the execution of the Merger Agreement by the Company and all transactions contemplated by the Merger Agreement. Any Holder who executes this Agreement after the date hereof shall not be deemed to have consented to and voted in favor of the Merger, nor the execution of the Merger Agreement by the Company, nor the transactions contemplated by the Merger Agreement.

                  2.2. POWER OF ATTORNEY. Each Holder hereby irrevocably appoints Thomas H. Jones (the "STOCKHOLDERS' REPRESENTATIVE") as attorney-in-fact and agent for and on behalf of such Holder, with full power and authority (and exculpated from all actions taken in good faith):

                  (a) to execute that certain Registration Rights Agreement between NEXTLINK and the Stockholders' Representative (the "REGISTRATION RIGHTS AGREEMENT"), in the form attached hereto as Exhibit B; and

                  (b) to take certain actions, including, without limitation, to execute agreements, and to take any and all actions required or permitted to be taken by Stockholders' Representative on behalf of such Holder pursuant to the Merger Agreement, and all as more fully described in the Merger

Agreement, and to take other ministerial actions on such Holder's behalf incidental to the transactions contemplated by the Merger Agreement and the Registration Rights Agreement.

                  (c) Holder and Stockholders' Representative agree that the terms of this appointment are as set forth in this Agreement, the Registration Rights Agreement and the Merger Agreement, including, without limitation, Section 9.14 of the Merger Agreement.

                  2.3. WAIVER OF PUT RIGHT. Each Holder who has the benefit of the Put Right granted to certain WNP Stock Purchasers pursuant to the Securities Purchase Agreement hereby waives such Put Right until the Merger Agreement, including the indemnification provisions thereunder, is no longer in effect.

                                  ARTICLE III.

                             AGREEMENT TO INDEMNIFY

                  3.1. INDEMNITY. Each Holder agrees to severally indemnify and hold harmless NEXTLINK and its shareholders, directors, officers and employees (collectively, the "INDEMNIFIED PARTIES") by, without limitation, becoming an Indemnifying Party as defined in the Merger Agreement and by indemnifying the Indemnified Parties for its Pro Rata Share (as defined in the Merger Agreement) of any Loss incurred by the Indemnified Parties arising out of or resulting from (i) any misrepresentation or breach of warranty by the Company of any of its representations or warranties set forth in the Merger Agreement or any Annex, Schedule or Exhibit thereto, (ii) any breach or nonfulfillment by the Company of any of its covenants, agreements or other obligations set forth in the Merger Agreement or any Annex, Schedule or Exhibit thereto, or (iii) any amounts owed to Dissenting Stockholders in excess of the amount of cash held in the Dissenting Stockholders Escrow Account, all as more fully described, and subject to the limitations contained in, the Merger Agreement.

                                   ARTICLE IV.

                              TRANSFER RESTRICTIONS

                  4.1. NO VIOLATION OF SECURITIES ACT. If Holder is an "affiliate" of the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), Holder agrees to make no sale or transfer or other disposition of Purchaser Common Stock in violation of the Securities Act or Rule 145 of the rules and regulations of the Securities Act.

                  4.2.  STOP TRANSFER INSTRUCTIONS; LEGEND.

                  (a) Each Holder understands and agrees that stop transfer instructions may be given to NEXTLINK's transfer agent with respect to certificates evidencing Purchaser Common Stock to enforce compliance with any transfer restrictions on Purchaser Common Stock held by such Holder pursuant to the Merger Agreement or any agreement or transaction contemplated thereby.

                  (b) If a Holder is an "affiliate" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended, such Holder agrees and understands that there will be placed on the certificate evidencing Purchaser Common Stock legends stating in substance:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE
                      ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS CONTAINED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 14, 1999, BY AND AMONG NEXTLINK COMMUNICATIONS, INC. AND STOCKHOLDERS' REPRESENTATIVE."

                  (c) If a Holder is not an "affiliate" of the Company, such Holder agrees and understands that there will be placed on the certificate evidencing Purchaser Common Stock legends stating in substance:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS CONTAINED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 14, 1999, BY AND AMONG NEXTLINK COMMUNICATIONS, INC. AND STOCKHOLDERS' REPRESENTATIVE."

                                   ARTICLE V.

                                  MISCELLANEOUS

                  5.1. ADDITIONAL DOCUMENTS. Each Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of NEXTLINK, to carry out the purpose and intent of this Agreement.

                  5.2. CONSENT AND WAIVER. Each Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Holder is a party or pursuant to any rights such Holder may have.

                  5.3. TERMINATION. This Agreement shall terminate and shall have no further force or effect with respect to any Holder on the date such Holder no longer owns any shares of Purchaser Common Stock received by it in the Merger.

                  5.4. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of each party hereto. Each Holder further agrees that the consent granted by it pursuant to Section
2.1 and the waiver granted by it of the Put Right pursuant to Section 2.3 are irrevocable and may not be withdrawn or amended without the written consent of NEXTLINK. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon the parties and their respective successors and assigns.

                  5.5. GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  5.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  5.7. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.8. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth on the final page of this Agreement, or as subsequently modified by written notice.

                  5.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this

Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

                  5.10. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit proceeds to final judgment.

                  5.11. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that NEXTLINK will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Holder set forth herein. Therefore, the parties acknowledge and agree that, in addition to any other remedies that may be available to NEXTLINK upon any such violation, NEXTLINK shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to NEXTLINK at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Consent and Indemnity Agreement of Stockholders to be duly executed on the date first above written.

                                   NEXTLINK COMMUNICATIONS, INC.

                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:


                                   Address: 155 108th Avenue, NE Suite 810
                                                Bellevue, WA 98004
                                   Attention: General Counsel
                                   Facsimile: (425) 519-8997

                                   and

                                   Address: 1730 Rhode Island Ave., N.W.
                                            Washington, D.C. 20036
                                   Attention: Corporate Counsel

                                   Facsimile: (202) 721-0995

                                   WNP COMMUNICATIONS, INC.

                                   By:
                                      -----------------------------------
                                   Name:
                                   Title:

                                   Address:_________________________

                                           _________________________

                                   Facsimile:  _______________________

[HOLDERS]

---------------------------,
as holder of _____ shares of Company Common Stock

By:
   -------------------------------
Name:
Title:
      ----------------------------

Address:
        -------------------------

        -------------------------

Facsimile:  ______________________

Accepted and Agreed:

Thomas H. Jones, as Stockholders' Representative
By:
   -------------------------------
Name:
Title:

Address for Notice:

--------------------------------

--------------------------------

                                                  Exihibit B to Merger Agreement

            CONSENT AND INDEMNITY AGREEMENT OF PREFERRED STOCKHOLDERS

                  This Consent and Indemnity Agreement of Preferred Stockholders (this "AGREEMENT") is made and entered into as of January 14, 1999, by and among NEXTLINK Communications, Inc., a Delaware corporation ("NEXTLINK"), WNP Communications, Inc., a Delaware corporation (the "COMPANY"), and the holders (each a "HOLDER" and together the "HOLDERS") of the Company's Preferred Stock, par value $.01 per share ("COMPANY PREFERRED Stock") whose signatures appear below. Capitalized terms used herein without definition are used as defined in the Merger Agreement (as defined below).

                              W I T N E S S E T H

                  WHEREAS, pursuant to an Agreement and Plan of Merger in the form attached hereto as Exhibit A (the "MERGER AGREEMENT"), to be executed by the Company, NEXTLINK and PCO Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of NEXTLINK ("MERGER SUB"), the Company will merge (the "MERGER") with and into Merger Sub; and

                  WHEREAS, pursuant to the Merger Agreement, a portion of the Merger Consideration may be comprised of shares of Class A Common Stock, par value $.02 per share ("PURCHASER COMMON STOCK"), of NEXTLINK; and

                  WHEREAS, each Holder is the record owner of such number of shares of Company Preferred Stock as is indicated next to its signature below; and

                  WHEREAS, pursuant to that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of January 29, 1998, among the Company and the several purchasers named therein (individually, a "WNP Stock Purchaser" and collectively, the "WNP Stock Purchasers"), certain WNP Stock Purchasers have the right (the "Put Right") under certain circumstances to sell to the Company, and the Company has the obligation to buy, any and all Company Common Stock or Company Preferred Stock then held by such WNP Stock Purchaser.

                  NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                   ARTICLE I.

                    REPRESENTATIONS AND WARRANTIES OF HOLDER

                  Each Holder hereby represents, warrants and covenants to NEXTLINK with respect to itself only:

                  1.1. BENEFICIAL OWNERSHIP. Holder is the record and beneficial owner of the number of shares of Company Preferred Stock indicated next to its signature below.

                  1.2. AUTHORIZATION; BINDING AGREEMENT. Holder is (i) an individual with full legal capacity to execute and deliver this Agreement or
(ii) has all requisite corporate or partnership power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors or other governing body of Holder, if applicable. No other corporate or partnership proceedings on the part of the Holder are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes the legal, valid and binding agreement of Holder, enforceable against Holder and in accordance with its terms.

                                 ARTICLE II.

         IRREVOCABLE CONSENT, WAIVER OF LIQUIDATION PREFERENCE, POWER OF
                       ATTORNEY AND WAIVER OF PUT RIGHT

                  2.1. CONSENT TO MERGER; WAIVER OF LIQUIDATION PREFERENCE. Each Holder, pursuant to Section 3(b) of the Restated Certificate of Incorporation of WNP Communications, Inc. (the "CERTIFICATE"), hereby (i) irrevocably consents to and votes in favor of the Merger, the execution of the Merger Agreement by the Company and all transactions contemplated by the Merger Agreement, including the payment in connection with the Merger of the liquidation preference to which it would otherwise be entitled pursuant to section 3(a) of the Certificate (the "Liquidation Preference") in part in the form of Company Common Stock, as provided in the Merger Agreement. Any Holder who executes this Agreement after the date hereof shall not be deemed to have consented to and voted in favor of the Merger, nor the execution of the Merger Agreement by the Company, nor the transactions contemplated by the Merger Agreement.

                  2.2. EFFECT OF CONSENT. Upon execution and delivery of this Agreement by holders of a two-thirds of Company Preferred Stock outstanding, the terms thereof shall be deemed to be amended to the extent necessary to effectuate the foregoing, and such amendment shall, if required by applicable law, be evidenced by the filing with the Secretary of State of the State of Delaware of an amendment to the Certificate.

                  2.3. POWER OF ATTORNEY. Each Holder hereby irrevocably appoints Thomas H. Jones (the "STOCKHOLDERS' REPRESENTATIVE") as attorney-in-fact and agent for and on behalf of such Holder, with full power and authority (and exculpated from all actions taken in good faith):

                  (a)  to execute that certain Registration Rights
Agreement, between NEXTLINK and the Stockholders' Representative (the "REGISTRATION RIGHTS AGREEMENT"), in the form attached hereto as Exhibit B; and

                  (b) to take certain actions, including, without limitation, to execute agreements, and to take any and all actions required or permitted to be taken by Stockholders' Representative on behalf of such Holder pursuant to the Merger Agreement, and all as more fully described in the Merger Agreement, and to take other ministerial actions on such Holder's behalf incidental to the transactions contemplated by the Merger Agreement and the Registration Rights Agreement.

                  (c) Holder and Stockholders' Representative agree that the terms of this appointment are as set forth in this Agreement, the Registration Rights Agreement and the Merger Agreement, including, without limitation, Section 9.14 of the Merger Agreement.

                  2.4 WAIVER OF PUT RIGHT. Each Holder who has the benefit of the Put Right granted to certain WNP Stock Purchasers pursuant to the Securities Purchase Agreement hereby waives such Put Right until the Merger Agreement, including the indemnification provisions thereunder, is no longer in effect.

                                  ARTICLE III.

                             AGREEMENT TO INDEMNIFY

         3.1. INDEMNITY. Each Holder agrees to severally indemnify and hold harmless NEXTLINK and its shareholders, directors, officers and employees (collectively, the "INDEMNIFIED PARTIES") by, without limitation, becoming an Indemnifying Party as defined in the Merger Agreement and by indemnifying the Indemnified Parties for its Pro Rata Share (as defined in the Merger Agreement) of any Loss incurred by the Indemnified Parties arising out of or resulting from
(i) any misrepresentation or breach of warranty by the Company of any of its representations or warranties set forth in the Merger Agreement or any Annex, Schedule or Exhibit thereto, (ii) any breach or nonfulfillment by the Company of any of its covenants, agreements or other obligations set forth in the Merger Agreement or any Annex, Schedule or Exhibit thereto, or (iii) any amounts owed to Dissenting Stockholders in excess of the amount of cash held in the Dissenting Stockholders Escrow Account all as more fully described, and subject to the limitations contained in, the Merger Agreement.

                                 ARTICLE IV.

                            TRANSFER RESTRICTIONS

                  4.1. NO VIOLATION OF SECURITIES ACT. If Holder is an "affiliate" of the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), Holder agrees to make no sale or transfer or other disposition of Purchaser Common Stock in violation of the Securities Act or Rule 145 of the rules and regulations of the Securities Act.

                  4.2.  STOP TRANSFER INSTRUCTIONS; LEGEND.

                  (a) Each Holder understands and agrees that stop transfer instructions may be given to NEXTLINK's transfer agent with respect to certificates evidencing Purchaser Common Stock to enforce compliance with any transfer restrictions on Purchaser Common Stock held by such Holder pursuant to the Merger Agreement or any agreement or transaction contemplated thereby.

                  (b) If a Holder is an "affiliate" of the Company, as such term is defined in Rule 405 of the Securities Act of 1933, as amended, such Holder agrees and understands that there will be placed on the certificate evidencing Purchaser Common Stock legends stating in substance:

                       "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE
                       ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                       THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS CONTAINED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS
                       OF JANUARY 13, 1999, BY AND AMONG NEXTLINK
                       COMMUNICATIONS, INC. AND STOCKHOLDERS' REPRESENTATIVE."

                  (c) If a Holder is not an "affiliate" of the Company, such Holder agrees and understands that there will be placed on the certificate evidencing Purchaser Common Stock legends stating in substance:

                       THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS CONTAINED IN THAT CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED AS OF JANUARY 13, 1999, BY AND AMONG NEXTLINK

                       COMMUNICATIONS, INC. AND STOCKHOLDERS' REPRESENTATIVE."

                                   ARTICLE V.

                                 MISCELLANEOUS

                  5.1. ADDITIONAL DOCUMENTS. Each Holder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of NEXTLINK, to carry out the purpose and intent of this Agreement.

                  5.2. CONSENT AND WAIVER. Each Holder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Holder is a party or pursuant to any rights such Holder may have.

                  5.3. TERMINATION. This Agreement shall terminate and shall have no further force or effect with respect to any Holder on the date such Holder no longer owns any shares of Purchaser Common Stock received by it in the Merger.

                  5.4. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of each party hereto. Each Holder further agrees that the consent granted by it pursuant to Section
2.1 and the waiver granted by it of the Put Right pursuant to Section 2.3 are irrevocable and may not be withdrawn or amended without the written consent of NEXTLINK. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon the parties and their respective successors and assigns.

                  5.5. GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

                  5.6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  5.7. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  5.8. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth on the final page of this Agreement, or as subsequently modified by written notice.

                  5.9. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

                  5.10. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit proceeds to final judgment.

                  5.11. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that NEXTLINK will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Holder set forth herein. Therefore, the parties acknowledge and agree that, in addition to any other remedies that may be available to NEXTLINK upon any such violation, NEXTLINK shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to NEXTLINK at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Consent and Indemnity Agreement of Preferred Stockholders to be duly executed on the date first above written.


                                   NEXTLINK COMMUNICATIONS, INC.
                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:

                                   Address: 155 108th Avenue, NE Suite 810
                                                Bellevue, WA 98004
                                   Attention: General Counsel

                                   Facsimile: (425) 519-8997

                                   Address: 1730 Rhode Island Ave., N.W.
                                                Washington, D.C. 20036
                                   Attention: Corporate Counsel

                                   Facsimile: (202) 721-0995

                                   WNP COMMUNICATIONS, INC.

                                   By:
                                      ---------------------------------
                                   Name:
                                   Title:
                                   Address:
                                           ----------------------------

                                           ----------------------------

                                   Facsimile:
                                             --------------------------
[HOLDERS]

--------------------------,

as holder of _____ shares of Company Preferred Stock

By:
   --------------------------------
Name:
Title:
      -----------------------------
Address:
        ---------------------------

        ---------------------------

Facsimile:
           ------------------------

Accepted and Agreed:

___________________, as Stockholders' Representative
By:
   --------------------------------
Name:
Title:

Address for Notice:

-----------------------------------

-----------------------------------

                                                   Exhibit C to Merger Agreement


                              CERTIFICATE OF MERGER
                                       OF
                            WNP COMMUNICATIONS, INC.
                            (A DELAWARE CORPORATION)
                                      INTO
                              PCO ACQUISITION CORP.
                            (A DELAWARE CORPORATION)

                  The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                         STATE OF INCORPORATION
         ----                                         ----------------------

WNP Communications, Inc.                                     Delaware
PCO Acquisition Corp.                                        Delaware

(each a "Constituent Corporation" and collectively the "Constituent Corporations").

                  SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

                  THIRD: That the name of the surviving corporation of the merger is PCO Acquisition Corp. (the "Surviving Corporation") and following the merger its name [shall remain PCO Acquisition Corp.]

                  FOURTH: No amendments or changes to the certificate of incorporation of the Surviving Corporation are to be effected by the merger. The certificate of incorporation of the Surviving Corporation as it exists on the effective date of this merger shall be and remain the certificate of incorporation of the Surviving Corporation until the same shall be altered, amended or replaced as therein provided

                  FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation, the address of which is 155 108th Avenue, NE, Suite 810, Bellevue, Washington 98004.

                  SIXTH: That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

Dated:  January __, 1999

                                               PCO ACQUISITION CORP.

                                               By:
                                                  -----------------------------
                                               Name:
                                               Title:

                                                   Exhibit D to Merger Agreement


                            FORM OF ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of ________ __, 1999, among NEXTLINK Communications, Inc., a Delaware corporation ("Purchaser"), and ________, (the "ESCROW AGENT"). Capitalized terms used herein without definition are used as defined in the Merger Agreement (as defined below).

                                 R E C I T A L S

                  WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 14, 1999, by and between WNP Communications, Inc., a Delaware corporation (the "Company"), Purchaser and PCO Acquisition Corp., a Delaware corporation and wholly-owned direct subsidiary of Purchaser ("Merger Sub"), the Company will merge (the "Merger") with and into Merger Sub, or, at the election of Purchaser, Merger Sub will merge with and into the Company; and

                  WHEREAS, pursuant to a Consent and Indemnity Agreement of Stockholders (the "Consent and Indemnity Agreement of Stockholders"), dated as of January 14, 1999, by and among Purchaser, the Company and the holders (collectively, "Common Stock Holders" and individually, a "Common Stock Holder") of the Company's Voting Common Stock and Nonvoting Common Stock listed therein, certain Common Stock Holders have agreed, among other things, to approve the Merger and to become Indemnifying Parties under the Merger Agreement; and

                  WHEREAS, pursuant to a Consent and Indemnity Agreement of Preferred Stockholders (the "Consent and Indemnity Agreement of Preferred Stockholders"), dated as of January 13, 1999, by and among Purchaser, the Company and the holders (collectively, "Preferred Stock Holders" and individually, a "Preferred Stock Holder") of the Company's Preferred Stock listed therein, certain Preferred Stock Holders have agreed, among other things, to approve the Merger and to become Indemnifying Parties under the Merger Agreement (Common Stock Holders and Preferred Stock Holders being referred to collectively herein as "Holders" and individual Common Stock Holders and Preferred Stock Holders being referred to herein each as a "Holder"); and

                  WHEREAS, the holders of Company's Voting Common Stock and Nonvoting Common Stock that have not executed the Consent and Indemnity Agreement of Stockholders are listed on Schedule I hereto (the "Nonconsenting Common Stock Holders"); and

                  WHEREAS, the holders of Company's Preferred Stock that have not executed the Consent and Indemnity Agreement of Preferred Stockholders are listed on Schedule II hereto (the "Nonconsenting Preferred Stock Holders" and, together with the

Nonconsenting Common Stock Holders, the "Nonconsenting Holders"); and

                  WHEREAS, pursuant to the Merger Agreement, the Merger Consideration attributable to such Nonconsenting Holders is to be placed in escrow.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1.       APPOINTMENT OF ESCROW AGENT; ESCROW DEPOSIT.

                  (a) Purchaser hereby appoints the Escrow Agent as the escrow agent under this Agreement, and the Escrow Agent accepts such appointment according to the terms and conditions set forth herein. On the Closing Date, Purchaser will deposit with the Escrow Agent pursuant to Section 1.3(b) of the Merger Agreement (i) an amount in cash (the "Cash Escrow Deposit") equal to $____ and (ii) ____ shares (the "Stock Escrow Deposit") of Purchaser Class A common stock ("Purchaser Common Stock"). All of such Cash Escrow Deposit and Stock Escrow Deposit, inclusive of any interest earned on the Cash Escrow Deposit and any adjustments made to either the Cash Escrow Deposit or the Stock Escrow Deposit pursuant to any Escrow Loss Reimbursement as described in Section 3(a) of this Agreement, is referred to collectively as the "Escrow Deposit."

                  (b) The Escrow Agent shall hold, invest, reinvest, manage, administer, distribute and dispose of the Cash Escrow Deposit in accordance with the terms and conditions of this Agreement. The Escrow Agent shall not transfer, sell, pledge or otherwise dispose of or encumber the Stock Escrow Deposit.

         2. INVESTMENT OF CASH ESCROW DEPOSIT. Until the termination of this Agreement, the Cash Escrow Deposit, together with any interest earned thereon, shall be invested (as directed in written instructions to the Escrow Agent from time to time by Purchaser) solely in one or more of the investments referred to below:

                  (a) interest bearing time deposits with maturity dates of 30 days or less of any bank located within the United States of America; PROVIDED that any amount held on deposit in any bank not having unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency shall be so invested only if such amount is fully insured by the Federal Deposit Insurance Corporation ("FDIC");

                  (b) certificates of deposit with maturity dates of 30 days or less issued by the commercial banking department of any bank located in the United States of America, PROVIDED, HOWEVER, that either (A) any such bank shall have unsecured, non-subordinated indebtedness outstanding that is rated as "investment grade" by a nationally recognized rating agency, or (B) the full amount of each and every certificate of deposit issued by any such bank to the Escrow Agent hereunder shall be fully insured by the FDIC;

                  (c) direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of 30 days or less;

                  (d) repurchase agreements with maturity dates of 30 days or less that are fully secured as to payment of principal and interest by collateral consisting of obligations described in Sections 2(a) through (c) above;

                  (e) commercial paper with maturity dates of 30 days or less that is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc., or better; or

                  (f) investments in institutional money market funds investing principally in obligations permitted by Sections 2(a) through (e) above.

In the absence of any written instructions from Purchaser to the contrary, the Escrow Agent is hereby authorized and directed to invest and reinvest the Cash Escrow Deposit in interest bearing time deposits.

         The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in the Cash Escrow Deposit due to losses resulting from investments made pursuant to this Agreement. The parties further acknowledge that the Nonconsenting Holders shall not suffer any loss resulting from investments made pursuant to this Agreement.

         3. PAYMENTS FROM ESCROW; TERMINATION. The Escrow Agent shall hold the Escrow Deposit in escrow in accordance with this Agreement and shall make payments from the Escrow Deposit only as follows:

                  (a) In the event that the Indemnifying Parties are required to make any payments in respect of any Loss pursuant to Section 8.2 of the Merger Agreement, the Escrow Agent shall promptly release Escrowed Merger Consideration to the Indemnified Party in an amount equal to the product of (a) any such Loss (or undisputed portion thereof) multiplied by (b) a fraction, the numerator of which is the amount of the Escrowed Merger Consideration, and the denominator of which is the aggregate Merger Consideration (an "ESCROW LOSS REIMBURSEMENT"). Escrow Loss Reimbursements shall be made only in cash, PROVIDED that in the event that the cash portion of the Escrow Deposit is less than the amount of the Escrow Loss Reimbursement, the Escrow Agent shall sell, to the extent permitted by law, an amount of

Purchaser Common Stock in brokers transactions on the Nasdaq National Market equal in value to such cash deficiency. In the event the Escrow Agent is not permitted by applicable law to sell shares of Purchaser Common Stock, such cash deficiency shall be satisfied with shares of Purchaser Common Stock valued at their Volume-Weighted Average Trading Price for the twenty trading day period prior to the date on which the Indemnifying Parties are required to make an indemnification payment pursuant to Section 8.2 of the Merger Agreement.

                  (b) (i) In the event any Nonconsenting Holder executes either the Consent and Indemnity Agreement of Stockholders or the Consent and Indemnity Agreement of Preferred Stockholders, as the case may be, and delivers a copy thereof to the Escrow Agent and Purchaser and at such time there is no disputed or unsatisfied Loss, Purchaser shall instruct the Escrow Agent to release to such Nonconsenting Holder its Pro Rata Share (as set forth opposite the name of such Nonconsenting Holder on Schedule I or Schedule II hereto) of the Escrow Deposit, less the amount of any payments from the Escrow Deposit theretofore made on such holder's behalf pursuant to this Agreement.

                    (ii) In the event any Nonconsenting Holder executes either the Consent and Indemnity Agreement of Stockholders or the Consent and Indemnity Agreement of Preferred Stockholders, as the case may be, and delivers a copy thereof to the Escrow Agent and Purchaser and at such time there is a disputed or unsatisfied Loss, Purchaser shall instruct the Escrow Agent to release to such Nonconsenting Holder its Pro Rata Share (as set forth opposite the name of such Nonconsenting Holder on Schedule I or Schedule II hereto) of the Escrow Deposit, less (A) the amount of any payments from the Escrow Deposit theretofore made on such holder's behalf pursuant to this Agreement and (B) its Pro Rata share of the disputed or unsatisfied portion of such Loss.

                    (iii) Should any Nonconsenting Holder execute and deliver to Purchaser either the Consent and Indemnity Agreement of Stockholders or the Consent and Indemnity Agreement of Preferred Stockholders, as the case may be, at a time when there is no disputed or unsatisfied Loss, it shall cease to be a Nonconsenting Holder.

                  (c) If the Escrow Deposit shall not be fully drawn pursuant to subsection (a) and (b) of this Section 3 by the later of (i) the first anniversary of the Closing and (ii) the date on which any and all disputes with respect to claimed Losses that are pending on that date have been resolved and satisfied, the Escrow Agent shall release to each Nonconsenting Holder its Pro Rata Share of the Cash Escrow Deposit and the Stock Escrow Deposit, PROVIDED that amounts in the Cash Escrow Deposit shall be used FIRST to pay each Nonconsenting Preferred Stockholder all of its Pro Rata Share of the Escrow Deposit in cash, and SECOND, to the extent any amounts remain in such Cash Escrow Deposit, to Nonconsenting Common Stockholders.

         4. CONDITIONS TO ESCROW. The Escrow Agent agrees to hold the Escrow Deposit and to perform in accordance with the terms and provisions of this Agreement. Purchaser agrees that the Escrow Agent does not assume any responsibility for the failure of Purchaser to perform in accordance with the Merger Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities:

                  (a) The Escrow Agent may conclusively rely, and shall be protected in acting or refraining from acting upon, any written notice, certification, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of any information therein contained which the Escrow Agent reasonably believes to be genuine and to have been signed and presented by the proper party or parties. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, fiduciary, or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation's, fiduciary's or individual's authority, capacity, existence or identity. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity.

                  (b) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                  (c) The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by (i) the Merger Agreement or any agreement of the other parties hereto (whether or not it has any knowledge thereof) or by any notice of a claim, or demand with respect thereto, or (ii) any waiver, modification, amendment, termination or rescission of this Agreement unless the Escrow Agent agrees thereto in writing.

                  (d) The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice in writing of such resignation specifying a date (no earlier than 30 days following the date of such notice) when such resignation will take effect, PROVIDED, HOWEVER, that until a successor escrow agent is appointed by Purchaser, the Escrow Agent shall continue to hold the Escrow Deposit and otherwise comply with the terms of this Agreement; PROVIDED further that if no such successor escrow agent shall be appointed within 30 days of the Escrow Agent providing its notice, the Escrow Agent may, at the expense of Purchaser, (i) appoint a successor escrow agent which shall be a national or state-chartered banking, trust or savings association, (ii) petition any court of competent jurisdiction for the appointment of a successor escrow agent or (iii) may deposit the Escrow
Deposit with the Clerk of the United States District Court for the Southern District of New York, or with the office of the clerk of registry of any other court of competent jurisdiction, at which time the Escrow Agent's duties hereunder shall terminate. Any successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as escrow agent. The resigning Escrow Agent shall thereupon be discharged from any further obligations under this Escrow Agreement.

                  (e) Upon delivery of all of the entire Escrow Deposit then remaining pursuant to the terms of Section 3 above or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees (not subject to appeal) of any court of competent jurisdiction which may be filed, entered or issued, and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

                  (f) The Escrow Agent shall not have any responsibility or liability for the completeness, correctness or accuracy of any transactions between Purchaser, on the one hand, and Sellers, on the other hand.

                  (g) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Deposit which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Agreement, it shall without liability of any kind, be entitled to hold the Escrow Deposit pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise, or the Escrow Agent, at its option, may, in final satisfaction of its duties hereunder, deposit the Escrow Deposit with the Clerk of the United States District Court for the Southern District of New York or with the office of the clerk of registry of any other court of competent jurisdiction.

         5. LOSS, LIABILITY OR EXPENSES OF ESCROW AGENT. Any loss, liability or expense (including, without limitation, all expenses reasonably incurred in its investigation and defense and costs and expenses reasonably incurred in enforcing this right of indemnification) incurred by the Escrow Agent without gross negligence or willful misconduct on the part of the Escrow Agent arising out of or in connection with this Agreement shall be satisfied from the Escrow Deposit.

         6. BANKING DAYS. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

         7. ESCROW COSTS; NO RIGHT OF SET-OFF. Any fees charged by the Escrow Agent in the performance of Escrow Agent's services hereunder shall be satisfied from the Escrow Deposit.

             The Escrow Agent acknowledges and agrees that it is holding the Escrow Deposit in its capacity as escrow agent and that it has no right to apply amounts in the Escrow Deposit against any obligations of (a) Purchaser,
(b) the Nonconsenting Holders, or (c) the Company owed to the Escrow Agent that were not incurred in connection with the transactions contemplated by this Agreement.

         8.  NOTICES.

             (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

         (i)    If to Purchaser:            NEXTLINK Communications, Inc.

                                            155 108th Avenue, NE Suite 810
                                            Bellevue, WA 98004
                                            Attention: General Counsel
                                            Facsimile: (425) 519-8997

                                            1730 Rhode Island Ave., N.W.
                                            Washington, D.C. 20036
                                            Attention: Corporate Counsel
                                            Facsimile: (202) 721-0995

         (ii)    If to Escrow Agent:
                                            ----------------------

                                            ----------------------
                                            Attention:
                                            Facsimile:

         (iii) If to any Nonconsenting Holder, at its address set forth opposite its name on Schedule I or Schedule II hereto.

                  Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         9. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and related exhibits and schedules and the Consent and Indemnity Agreement, contains the entire understanding of the parties hereto with respect to the transactions contemplated hereby and may be amended, modified, supplemented or altered only by a writing duly executed by the Escrow Agent (with respect to this Agreement only) and Purchaser, and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

         10. ASSIGNS AND ASSIGNMENT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and permitted assigns.

         11. NO OTHER THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         12. NO WAIVER. No failure or delay by an party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

         13. SEVERABILITY. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         14. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict provision or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

         15. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

                                  NEXTLINK COMMUNICATIONS, INC.

                                  By:
                                     --------------------------------
                                     Name:
                                     Title:


                                  -------------------------,
                                  as Escrow Agent


                                  By:
                                     --------------------------------
                                     Name:
                                     Title:

                                                  Exhibit E to Merger Agreement



See Exhibit 10.2

                                                   Exhibit F to Merger Agreement


                    [Form of Opinion of Purchaser's counsel]

                  The following opinions are to be provided by counsel for Purchaser, subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement.

         1. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2. The shares of Purchaser Common Stock to be issued in the Merger are duly authorized, and, when issued and delivered in accordance with the provisions of the Merger Agreement (a) will be validly issued, fully paid and nonassessable and free of liens, encumbrances or preemptive or similar rights and (b) will not be subject to any restrictions on resale under the Securities Act other than restrictions imposed by Rule 145 promulgated under the Securities Act.

         3. The authorized capital stock of Purchaser as of the date hereof consists of _______ shares of Purchaser Common Stock, _______ shares of Class B Common Stock, par value $.02 per share and _______ shares of Purchaser Preferred Stock. As of the date hereof, (a) _______ shares of Purchaser Common Stock were issued and outstanding, (b) _______ shares of Class B Common Stock were issued and outstanding, (c) _______ shares of Purchaser Preferred Stock were issued and outstanding and (d) no shares of Purchaser Common Stock were issued and held in the treasury of Purchaser. No other capital stock of Purchaser is authorized or issued. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable. Purchaser is the record and beneficial owner of 100% of the issued and outstanding capital stock of Merger Sub.

         4. Each of Purchaser and Merger Sub has all requisite corporate power and authority to execute and deliver the Merger Agreement, the Registration Rights Agreement and the Escrow Agreement (each a "Transaction Document") and to consummate the transactions contemplated thereby, including, without limitation, the due authorization and approval for issuance of the Purchaser Common Stock issuable in the Merger. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby, including, but not limited to, the Merger, have been duly and validly authorized by each of the respective Boards of Directors of Purchaser and Merger Sub, as appropriate, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize the execution and delivery of the Transaction Documents or to consummate the transactions contemplated thereby. Each Transaction Document has been duly and validly executed and delivered by each of Purchaser and Merger Sub and constitutes the legal, valid and binding agreements of each of Purchaser and Merger Sub, enforceable against each of Purchaser and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

         5. To the best of our knowledge, no Consent from or with any Governmental Authority on the part of either Purchaser or Merger Sub is required in connection with the execution or delivery by either Purchaser or Merger Sub of the Transaction Documents or the consummation by either Purchaser or Merger Sub of the transactions contemplated thereby other than
(i) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc., (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (iii) such filings as may be required in any jurisdiction where Merger Sub is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization,
(iv) such other Consents as have been obtained and (v) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Purchaser Material Adverse Effect.

         6. The execution and delivery of the Transaction Documents, the consummation of the transactions contemplated thereby and compliance by Purchaser and Merger Sub with any of the provisions thereof (i) will not conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of Purchaser or Merger Sub or (ii) to such counsel's knowledge, contravene any Law to which Purchaser or Merger Sub or any of their respective assets or properties are subject except where such contravention would not be reasonably likely to have a Purchaser Material Adverse Effect.

         7. To our knowledge, the Registration Statement and all post-effective amendments, if any, filed by Purchaser with the SEC have become effective under the Act and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the SEC.

                                                   Exhibit G to Merger Agreement


                   [Form of Opinion of the Company's counsel]

                  The following opinions are to be provided by counsel for the Company (allocated between corporate counsel and FCC counsel as appropriate), subject to customary assumptions, limitations and qualifications. All capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement.

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         2. The authorized capital stock of the Company as of the date hereof consists of (i) ______ shares of Voting Common Stock, of which ______ shares are issued and outstanding, (ii) _______ shares of Non-Voting Common Stock, of which _______ shares are issued and outstanding and (iii) _______ shares of preferred stock, of which _______ are designated Series A Preferred Stock, and of which ______ shares are issued and outstanding. No other capital stock of the Company is authorized or issued, including without limitation any treasury shares. All issued and outstanding Shares are duly authorized, validly issued, and, assuming that the Company has received the consideration it agreed to accept therefor, are fully paid and non-assessable. Except set forth in Section 2.2 of the Disclosure Schedule, there are no outstanding rights, subscriptions, warrants, puts, calls, preemptive rights, options or other agreements of any similar kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the Company or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such stock or other security.

         3. Section 2.3 of the Disclosure Schedule lists all of the issued and outstanding Shares of the Company's capital stock and the record ownership thereof as of the date thereof. To the knowledge of such counsel, except as set forth on such Schedule, no other Person has any right to or interest in any of such Shares. The Company has no Subsidiaries or ownership interests of any kind in any Person.

         4. The Company has all requisite corporate power and authority to execute and deliver the Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby, including, but not limited to, the Merger, have been duly and validly authorized by the Board of

Directors of the Company and have been approved and adopted by the stockholders of the Company in accordance with the DGCL. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company and in accordance with its terms, , subject to the Enforceability Exceptions.

         5. To the best of such counsel's knowledge, no Consent of any Governmental Authority is required to be obtained by the Company in connection with the execution or delivery by the Company of the Merger Agreement or the consummation by the Company of the transactions contemplated thereby other than
(i) the filing of the Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL, (ii) such other Consents as have been obtained and (iii) those Consents that, if they were not obtained and made, would not be reasonably likely to have a Company Material Adverse Effect.

         6. The execution and delivery of the Merger Agreement, the consummation of the transactions contemplated thereby and compliance by each of the Company and the stockholders of the Company with the provisions thereof (i) will not conflict with or result in any breach of any provision of the Certificate or Articles of Incorporation or Bylaws of the Company or (ii) to such counsel's knowledge, contravene any Law to which the Company or any of its respective assets or properties are subject, except where such contravention would not be reasonably likely to have a Company Material Adverse Effect.

         7. The Company's LMDS licenses (the "LMDS LICENSES") as of the date hereof are listed on Schedule 2.10. The grant of the LMDS Licenses has become effective, no stay of effectiveness of the grant of the LMDS Licenses has been issued by the FCC, and the LMDS Licenses have not been invalidated by any subsequent published FCC action. To such counsel's knowledge, no petition for reconsideration or review of the grant of the LMDS Licenses has been filed with the FCC. The time provided by Law within which a party in interest may seek administrative reconsideration or review of the grant of the LMDS Licenses or for the FCC to give public notice of review of such grant on its own motion has expired. To such counsel's knowledge, and except for those affecting the industry generally, as of the date hereof, there are no proceedings pending or threatened in writing under applicable law against the Company by or before the FCC which seek the revocation, non-renewal, or material adverse modification of any of the LMDS Licenses. The Company otherwise has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its businesses as they are presently being, and have formerly been, operated, except those the absence of which will not be reasonably likely to have a Company Material Adverse Effect.

                  The FCC's approval of the assignment to Purchaser of the LMDS Licenses became final on _____, 1999, 40 calendar days following the FCC's initial public notice of _________, 1999 notifying the public of the FCC's approval of the assignment to Purchaser of the LMDS Licenses.

10. To the our knowledge, there is no suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company.

                          COMPANY DISCLOSURE SCHEDULES


This is the Disclosure Schedule to the Agreement and Plan of Merger between NEXTLINK Communications, Inc., WNP Communications, Inc. (the "COMPANY") and PCO Acquisition Corp. dated as of the date hereof (the "MERGER Agreement"). Unless otherwise defined herein, all capitalized items used herein shall have the same meanings given to them in the Merger Agreement. Any inclusion of a particular item in this Disclosure Schedule shall not be deemed to be an admission by the Company that such item is material or is otherwise required to be disclosed pursuant to the terms of the Merger Agreement.

                                  SECTION 2.2

              OUTSTANDING RIGHTS, SUBSCRIPTIONS, WARRANTS, PUTS, CALLS,
                   PREEMPTIVE RIGHTS, OPTIONS OR OTHER AGREEMENTS
                     RELATING TO THE SECURITIES OF THE COMPANY

1. The WNP Communications, Inc. 1998 Stock Option Plan (the "PLAN"). The Company has entered into the following incentive stock options agreements pursuant to the Plan:

                  A. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Raymond D. Keneipp, Jr.

                  B. Incentive Stock Option Agreement dated November 13, 1998 between the Company and J. Barclay Jones.

                  C. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Mark J. Emery.

                  D. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Patricia F. Travis.

                  E. Incentive Stock Option Agreement dated November 16, 1998 between the Company and Brian H. Silvestri.

2. (i) The Stockholders' Agreement dated as of January 29, 1998, as amended by the First Amendment to Stockholders' Agreement dated April 6, 1998, the Second Amendment to Stockholders' Agreement dated October 20, 1998 and the Third Amendment to Stockholders' Agreement dated November 6, 1998, by and among the Company and the "Stockholders" named therein, (ii) the Securities Purchase Agreement dated as of January 29, 1998, as amended by the First Amendment to Securities Purchase Agreement dated October 20, 1998 by and between the Company and the "Purchasers" named therein, (iii) the Registration Rights Agreement dated as of January 29, 1998 by and among the Company and the "Holders" named therein, and (iv) the Company's

Restated Certificate of Incorporation dated January 28, 1998 contain various rights and obligations of the Company's shareholders specified therein.

3.  See Schedules 2.3, 2.12 and 2.13.

                                   SECTION 2.3

           OWNERSHIP OF ISSUED AND OUTSTANDING SHARES OF THE COMPANY'S
                                  CAPITAL STOCK



Provided Upon Request

                               SECTION 2.10


                              LMDS LICENSES

CALL SIGN    MARKET NUMBER   CHANNEL BLOCK          MARKET NAME
---------    -------------   -------------          -----------
WPOH942      BTA321                A                New York, NY
WPOH943      BTA184                A                Hartford, CT
WPOH944      BTA007                A                Albany-Schenectady, NY
WPOH945      BTA318                A                New Haven-Waterbury-Meriden, CT
WPOH946      BTA438                A                Syracuse, NY
WPOH947      BTA262                B                Los Angeles, CA
WPOH948      BTA078                A                Chicago, IL
WPOH949      BTA112                A                Detroit, MI
WPOH950      BTA074                A                Charlotte-Gastonia, NC
WPOH951      BTA368                A                Raleigh-Durham, NC
WPOH952      BTA177                A                Greenville-Spartanburg, SC
WPOH953      BTA101                A                Dallas-Ft. Worth, TX
WPOH954      BTA027                A                Austin, TX
WPOH955      BTA051                A                Boston, MA
WPOH956      BTA364                A                Providence-Pawtucket, RI
WPOH957      BTA480                A                Worcester-Fitchburg-Leominster, MA
WPOH958      BTA427                A                Springfield-Holyoke, MA
WPOH959      BTA274                A                Manchester-Nashua-Concord, NH
WPOH960      BTA346                A                Philadelphia, PA-Wilmington, DE
WPOH961      BTA461                A                Washington, DC
WPOH962      BTA029                A                Baltimore, MD
WPOH963      BTA024                A                Atlanta, GA
WPOH964      BTA298                A                Minneapolis-St. Paul, MN
WPOH965      BTA440                A                Tampa-St. Petersburg-Clearwater, FL
WPOH966      BTA196                A                Houston, TX
WPOH967      BTA293                A                Miami-Ft. Lauderdale, FL
WPOH968      BTA469                A                West Palm Beach-Boca Raton, FL
WPOH969      BTA394                A                St. Louis, MO
WPOH970      BTA297                A                Milwaukee, WI
WPOH971      BTA350                A                Pittsburgh, PA
WPOH972      BTA374                A                Richmond-Petersburg, VA
WPOH973      BTA290                A                Memphis, TN
WPOH974      BTA204                A                Indianapolis, IN
WPOH975      BTA111                A                Des Moines, IA
WPOH976      BTA401                A                San Antonio, TX
WPOH977      BTA060                A                Buffalo-Niagara Falls, NY
WPOH978      BTA379                A                Rochester, NY
WPOH979      BTA212                A                Jacksonville, FL
WPOH980      BTA314                A                Nashville, TN
WPOH981      BTA232                A                Knoxville, TN


                                  SCHEDULE 2.12

                                    CONTRACTS

1. Securities Purchase Agreement dated as of January 29, 1998 by and between the Company and the "Purchasers" named therein, as amended by the First Amendment to the Securities Purchase Agreement dated October 20, 1998.

2. Stockholders' Agreement among the Company and the "Stockholders" named therein, as amended by the First Amendment to the Stockholders' Agreement dated as of April 6, 1998, the Second Amendment to the Stockholders' Agreement dated as of October 20, 1998 and the Third Amendment to the Stockholders' Agreement dated as of November 6, 1998.

3. Registration Rights Agreement dated as of January 29, 1998 between the Company and the "Holders" named therein.

4. Agreement dated as of December 23, 1998 between the Company and CEA Capital Partners, USA, L.P. and CEA Capital Partners USA CI, L.P.

5. Management Services Agreement dated as of January 29, 1998 by and among the Company, New Venture Directions, Inc., and Thomas H. Jones.

6. Consulting Agreement dated as of April 20, 1998 by and among the Company, JBJ Communications, Inc. and J. Barclay Jones.

7. Consulting Agreement dated as of June 1, 1998 between the Company and Mark Emery d/b/a Emery Consulting.

8. Consulting Agreement dated as of September 16, 1998 by and between the Company, The Almeida Group and Network Strategy Partners, LLC.

9. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Raymond D. Keneipp, Jr.

10. Incentive Stock Option Agreement dated November 13, 1998 between the Company and J. Barclay Jones.

11. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Mark J. Emery.

12. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Patricia F. Travis.

13. Incentive Stock Option Agreement dated November 16, 1998 between the Company and Brian H. Silvestri.

14. Trial Agreement dated as of November 17, 1998 between the Company and Northern Telecom, Inc.

15. Trial Agreement dated as of November 17, 1998 between the Company and Bosch Telecom, Inc.

16.  Letter Agreement dated November 6, 1998 between the Company and Bosch.

17.  Letter Agreement dated October 23, 1998 between the Company and Nortel.

18. Letter Agreement dated December 14, 1998 between the Company and Ericcson Inc. Network Solutions Division.

19.  Letter Agreement dated August 31, 1998 between the Company and Pat Travis

20. Letter Agreement dated November 2, 1998 between the Company and the Mark Emery.

21.  Letter Agreement dated October 10, 1998 between the Company and Raymond
     D. Keniepp.

22.  Letter Agreement dated October 10, 1998 between the Company and the Mr.
     J. Barclay Jones.

23. Letter Agreement dated October 22, 1998 between the Company and Mr. Brian H. Silvestri.

24. National Union Fire Insurance Company of Pittsburgh, PA. Directors and Officers Insurance and Company Reimbursement Policy issued
     September 28, 1998.

25. Fireman's Fund property and liability insurance binders issued on November 11, 1998 and December 21, 1998.

26. Signed Proposal dated October 31, 1998 between the Company and Current Analysis.

27. Master Service Agreement dated September 9, 1998 between the Company and Net 2000 Communications.

28.  Lease Agreement between the Company and Xerox.

29. Rental Agreement dated October 16, 1998 between the Company and Aaron Rents, Inc.

30. Rental Agreement dated September 16, 1998 between the Company and Aaron Rents, Inc.

31. Letter Agreement dated October 2, 1998 between the Company and Norcom Networks Corporation ("NORCOM") regarding the Company's acceptance of Rider to Installation and Service Agreement between Honeywell Inc. and Norcom.

32. Letter Agreement dated October 2, 1998 between the Company and Norcom regarding the Company's acceptance of Tricom International Cabling Corporation's Estimate #10029803.

33.  Sublease Agreement dated July 24, 1998 by and between the Company and
     Norcom.

34.  Agreement dated August 7, 1998 between the Company and Digex.

35. Letter Agreement dated September 3, 1998 between the Company and Whalen & Company, Inc.

36. Mutual Nondisclosure and Confidentiality Agreement dated as of November 20, 1998 by and between the Company and Deloitte Consulting LLC.

37. Mutual Nondisclosure and Confidentiality Agreement dated as of November 6, 1998 by and between the Company and Objective Systems Integrators, Inc.

38. Mutual Nondisclosure and Confidentiality Agreement dated as of November 3, 1998 by and between the Company and MCI Worldcom Inc.

39. Mutual Nondisclosure and Confidentiality Agreement dated as of September 1, 1998 by and between the Company and Andersen Consulting LLP.

40. Mutual Nondisclosure and Confidentiality Agreement dated as of November 18, 1998 by and between the Company and Wisor Telecom Corporation.

41. Proprietary Information Nondisclosure Agreement dated as of August 5, 1998 by and between the Company and Bosch Telecom, Inc.

42. Nondisclosure and Confidentiality Agreement dated as of July 27, 1998 by and between the Company and TRG.

43. Nondisclosure and Confidentiality Agreement dated as of July 27, 1998 by and between the Company and Hardin & Associates, Inc.

44. Nondisclosure and Confidentiality Agreement dated as of August 17, 1998 by and between the Company and Michael Kennedy.

45. Nondisclosure and Confidentiality Agreement dated as of August 14, 1998 by and between the Company and Susan Almeida.

46. Mutual Nondisclosure and Confidentiality Agreement dated as of August 25, 1998 by and between the Company and Ericsson Inc.

47. Nondisclosure and Confidentiality Agreement dated as of August 3, 1998 by and between the Company and Cambridge Strategic Management Group.

48. Mutual Nondisclosure and Confidentiality Agreement dated as of September 8, 1998 by and between the Company and Hughes Network Systems, a Hughes Electronics Company.

49. Nondisclosure and Confidentiality Agreement dated as of August 17, 1998 by and between the Company and Rendall & Associates.

50. Nondisclosure and Confidentiality Agreement dated as of August 5, 1998 by and between the Company and Telechoice, Inc.

51. Reciprocal Confidentiality Agreement dated as of October 13, 1998 by and between the Company and Alta Wireless, Inc.

52. Mutual Nondisclosure and Confidentiality Agreement dated as of September 22, 1998 by and between the Company and GLA International, Inc.

53. Mutual Nondisclosure and Confidentiality Agreement dated as of September 22, 1998 by and between the Company and TMNG, Inc.

54. Nondisclosure and Confidentiality Agreement dated as of September 17, 1998 by and between the Company and Renaissance Worldwide.

55. Confidentiality and Non-Disclosure Agreement dated as of September 30, 1998 by and between the Company and Cap Gemini America, Inc.

56. Nondisclosure and Confidentiality Agreement dated as of September 21, 1998 by and between the Company and Telegen Group, Inc.

57. General Nondisclosure Agreement dated October 20, 1998 between the Company and Nextband, LLC.


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

58. General Nondisclosure Agreement dated December 23, 1998 between the Company and NEXTLINK Communications, Inc.

59. Mutual Nondisclosure and Confidentiality Agreement dated December 2, 1998 between the Company and Concentric Networks.

60. Non-Disclosure Agreement dated November 23, 1998 between the Company and Level 3 Communications, LLC.

61. Letter Agreement dated as of June 10, 1998 between the Company and Wasserstein Perella & Co., Inc. (as financial advisor to, and as representative of Cellularvision USA, Inc.).

62. Non-Disclosure Agreement dated as of April 3, 1998 between the Company and Lucent Technologies Inc.

63. Mutual Nondisclosure and Confidentiality Agreement dated as of November 2, 1998 between the Company and Fujitsu Business Communication Systems.

64. Mutual Nondisclosure and Confidentiality Agreement dated as of September 21, 1998 between the Company and Science Applications International Coporation.

65. Mutual Nondisclosure and Confidentiality Agreement dated as of September 21, 1998 between the Company and International Network Services.

66.  See Schedules 2.2 and 2.13.




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

                                  SECTION 2.13

                             EMPLOYEE BENEFIT PLANS

1. The WNP Communications, Inc. 1998 Stock Option Plan (the "PLAN"). The Company has entered into the following incentive stock options agreements pursuant to the Plan:

                  A. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Raymond D. Keneipp, Jr.

                  B. Incentive Stock Option Agreement dated November 13, 1998 between the Company and J. Barclay Jones.

                  C. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Mark J. Emery.

                  D. Incentive Stock Option Agreement dated November 13, 1998 between the Company and Patricia F. Travis.

                  E. Incentive Stock Option Agreement dated November 16, 1998 between the Company and Brian H. Silvestri.

2.  Letter Agreement dated August 31, 1998 between the Company and Pat Travis.

3.  Letter Agreement dated November 2, 1998 between the Company and the
    Mark Emery.

4. Letter Agreement dated October 10, 1998 between the Company and Raymond D. Keniepp.

5.  Letter Agreement dated October 10, 1998 between the Company and the Mr.
J. Barclay Jones.

6.  Letter Agreement dated October 22, 1998 between the Company and Mr. Brian
H. Silvestri.

7. Management Services Agreement dated as of January 29, 1998 by and among the Company, New Venture Directions, Inc., and Thomas H. Jones.

8. (i) The Stockholders' Agreement dated as of January 29, 1998, as amended by the First Amendment to Stockholders' Agreement dated April 6, 1998, the Second Amendment to Stockholders' Agreement dated October 20, 1998 and the Third Amendment to Stockholders' Agreement dated November 6, 1998, by and among the Company and the "Stockholders" named therein, (ii) the Securities Purchase Agreement dated as of January 29, 1998, as amended by the First Amendment to Securities Purchase Agreement dated October 20, 1998 by and between the Company and the "Purchasers" named therein, (iii) the Registration Rights Agreement dated as of January 29, 1998 by and among the Company and the "Holders" named therein, and (iv) the Company's Restated Certificate of Incorporation dated January 28, 1998 contain various rights and obligations of the Company's shareholders specified therein.

9.  See Schedules 2.2 and 2.12.





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

                                  Schedule 3.9


                          EXISTING REGISTRATION RIGHTS

         The following is a list of all agreements in effect on the date hereof pursuant to which Purchaser has granted registration rights with respect to any of its equity securities, together with a designation of the number and type of securities covered thereby (share amounts (i) are on a post-stock split basis, and (ii) represent shares originally issued, which, in a number of cases, have been converted to Class A Common Stock and/or sold pursuant to Rule 144; rights with respect to shares of Class B Common Stock also include rights with respect to shares of Class A Common Stock in which such shares are converted):

         1. Exchange Agreement dated May 26, 1998, between NEXTLINK Communications, Inc. and Questar Inforcomm, Inc. (with respect to 189,312 shares of NEXTLINK Class B Common Stock);

         2.        Stock Purchase Agreement dated December 1, 1996, between
            G. Andrew Barfuss, J. Merrill Bean and Joan Bean and NEXTLINK Communications, L.L.C. (predecessor to NEXTLINK Communications, Inc.)(with respect to 519,950 shares of Class B Common Stock);

         3. Registration Rights Agreement dated January 15, 1997, between NEXTLINK Communications, Inc. and the signatories that are holders of Class B Common Stock of the Company(with respect to 36,685,209 shares of Class B Common Stock, and includes 9,722,649 shares of Class B Common Stock now held by Gregory J. Parker, Trustee of the Ampersand Telecom Trust);

         4. Stock Purchase Agreement dated June 6, 1997, between NEXTLINK Communications, Inc. and Comdisco, Inc. (with respect to 400,000 shares of Class A Common Stock, subject to issuance of additional shares in satisfaction of certain obligations under Master Services Agreement);

         5. Merger Agreement dated July 28, 1997, between R. Chadwick Paul, Jr., John G. Englesson and NEXTLINK Communications, Inc. (with respect to 582,665 shares of Class A Common Stock, subject to issuance of up to an additional 436,998 shares under earnout provisions);

         6. Stock Purchase Agreement dated October 31, 1997, between NEXTLINK Communications, Inc. and Rosewood Property Management Company and Prime II Management, L.P. (with respect to 441,336 shares of Class A Common Stock);

         7. Registration Rights Agreement dated November 4, 1997, between NEXTLINK Communications, Inc. and Wendy

            P. McCaw (with respect to 9,722,649 shares of Class B Common
            Stock);

         8. Asset Purchase Agreement dated September 12, 1997, between NEXTLINK Illinois, Inc., NEXTLINK Communications, Inc. and Unicom Thermal Technologies, Inc., as amended by that certain Fifth Amendment thereto (transaction not closed; not shares issued with respect thereto); and

         9. Registration Rights Agreement dated March 31, 1998, by and between NEXTLINK Communications, Inc. and Smith Barney Inc. and Goldman, Sachs & Co., as representatives of the several Purchasers named in Schedule I to the Purchase Agreement dated March 27, 1998 by and between such parties, with respect to 4,000,000 shares of 6(OMEGA)% Cumulative Convertible Preferred Stock (liquidation preference $50 per share) of the Company and of the Class A Common Stock, par value $0.02 per share, of the Company into which such Convertible Preferred Stock is convertible.







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